Exhibit 4.10
FORM OF
AMENDED AND RESTATED DECLARATION OF TRUST
AMONG
FIRST NIAGARA FINANCIAL GROUP, INC.
AS DEPOSITOR,
U.S. BANK NATIONAL ASSOCIATION
AS PROPERTY TRUSTEE,
U.S. BANK TRUST NATIONAL ASSOCIATION
AS DELAWARE TRUSTEE,
AND
THE ADMINISTRATIVE TRUSTEES NAMED HEREIN
DATED AS OF [•]

FIRST NIAGARA FINANCING TRUST [I/II/III]

FIRST NIAGARA FINANCING TRUST [I/II/III]
     Certain Sections of this Declaration relating to Sections 310 through 318 of the Trust Indenture Act of 1939:

Trust Indenture Act Section Declaration Section		Declaration Section
Section 310	(a)(1)	8.7
	(a)(2)	8.7
	(a)(3)	8.9
	(a)(4)	2.7 (a)(ii)
	(b)	8.8
Section 311	(a)	8.13
	(b)	8.13
Section 312	(a)	5.7
	(b)	5.7
	(c)	5.7
Section 313	(a)	8.14(a)
	(a)(4)	8.14(b)
	(b)	8.14(b)
	(c)	10.8
	(d)	8.14(c)
Section 314	(a)	8.16
	(b)	Not Applicable
	(c)(1)	8.17
	(c)(2)	8.17
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	1.1, 8.17
Section 315	(a)	8.1(a), 8.3(a)
	(b)	8.2, 10.8
	(c)	8.1(a)
	(d)	8.1, 8.3
	(e)	Not Applicable
Section 316	(a)	Not Applicable
	(a)(1)(A)	8.1(d)(2)
	(a)(1)(B)	5.14(b)(2)
	(a)(2)	Not Applicable
	(b)	5.14
	(c)	6.7
Section 317	(a)(1)	Not Applicable
	(a)(2)	Not Applicable
	(b)	5.9
Section 318	(a)	10.11

Note:	This reconciliation and tie sheet shall not, for any purpose, be deemed to be a part of the Declaration.

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     AMENDED AND RESTATED DECLARATION OF TRUST, dated as of [•], 2010, among (i) First Niagara Financial Group, Inc., a Delaware corporation (including any successors or assigns, the “Depositor”), (ii) U.S. Bank National Association, a national banking association, as property trustee (in such capacity, the “Property Trustee” and, in its separate corporate capacity and not in its capacity as Property Trustee, the “Bank”), (iii) U.S. Bank Trust National Association, a national banking association, as Delaware trustee (the “Delaware Trustee”), (iv) Ann Segarra and John Mineo, each an individual, each of whose address is c/o First Niagara Financial Group, Inc., 726 Exchange Street, Suite 618 Buffalo, New York 14210 (each an “Administrative Trustee” and collectively the “Administrative Trustees”) (the Property Trustee, Delaware Trustee and the Administrative Trustees are referred to collectively as the “Trustees”) and (v) the several Holders, as hereinafter defined.
WITNESSETH:
     WHEREAS, the Depositor, U.S. Bank Trust National Association, as Delaware Trustee, U.S. Bank National Association, as Property Trustee, and the Administrative Trustees have heretofore duly declared and established a statutory trust pursuant to the Delaware Statutory Trust Act under the name “First Niagara Financing Trust [I/II/III]” (the “Trust”) by entering into the Declaration of Trust, dated as of March 15, 2010, (the “Original Declaration”), and by the execution and filing by U.S. Bank Trust National Association, as Delaware Trustee, and U.S. Bank National Association, as Property Trustee, with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on March 15, 2010, attached hereto as Exhibit A; and
     WHEREAS, the Depositor and the Trustees desire to amend and restate the Original Declaration in its entirety as set forth herein to provide for, among other things, (i) the issuance of the Common Securities by the Trust to the Depositor, (ii) the issuance and sale of the Preferred Securities by the Trust pursuant to the Underwriting Agreement, (iii) the acquisition by the Trust from the Depositor of all of the right, title and interest in the Debentures and (iv) the appointment of the Property Trustee, the Delaware Trustee, and Administrative Trustees;
     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Holders, hereby amends and restates the Original Declaration in its entirety and agrees as follows:
ARTICLE I.
INTERPRETATION AND DEFINITIONS
SECTION 1.1. Interpretation.
     For all purposes of this Declaration, except as otherwise expressly provided or unless the context otherwise requires:
     (a) capitalized terms used in this Declaration (including in the recitals) have the respective meanings assigned to them in Section 1.2;

     (b) all references to “the Declaration” or “this Declaration” are to this Declaration as modified, supplemented or amended from time to time;
     (c) all references in this Declaration to Articles and Sections are to Articles and Sections of this Declaration;
     (d) a term defined in the Trust Indenture Act has the same meaning when used in this Declaration unless otherwise defined in this Declaration or unless the context otherwise requires;
     (e) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Declaration as a whole and not to any particular Article, Section or other subdivision;
     (f) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;
     (g) a reference to the singular includes the plural and vice-versa; and
     (h) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.
SECTION 1.2. Certain Definitions.
     For all purposes of this Declaration, the following terms shall have the meanings assigned below:
     “Act” has the meaning specified in Section 6.8.
     “Additional Amount” means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of Additional Interest paid by the Depositor on a Like Amount of Debentures for such period.
     “Additional Interest” has the meaning specified in the Indenture.
     “Additional Sums” has the meaning specified in the Indenture.
     “Administrative Trustee” means each of the Persons identified as an “Administrative Trustee” in the preamble to this Declaration, solely in such Person’s capacity as Administrative Trustee of the Trust and not in such Person’s individual capacity, or such Administrative Trustee’s successor in interest in such capacity, or any successor trustee appointed as herein provided.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided, however, that the Trust shall not be deemed an Affiliate of the Depositor. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Authorized Officer” of any Person means any officer of such Person or any Person authorized by or pursuant to a resolution of the Board of Directors of such Person.
     “Bank” has the meaning specified in the preamble to this Declaration.
     “Bank Holding Company” means a “bank holding company” within the meaning of the Bank Holding Company Act of 1956, as amended.
     “Bankruptcy Event” means, with respect to any Person:
     (a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or
     (b) the institution by such Person of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of proceedings against it under any bankruptcy, insolvency, reorganization or other similar laws, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking or authorization of corporate action by such Person in furtherance of any such action.
     “Bankruptcy Laws” has the meaning specified in Section 10.9.
     “Book-Entry Preferred Securities” means Preferred Securities, the ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 5.11.
     “Book-Entry Preferred Securities Certificates” means Preferred Securities Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 5.11.
     “Business Day” means a day other than
     (a) a Saturday or Sunday,

     (b) a day on which banking institutions in The City of New York or Buffalo, New York are authorized or required by law, regulation or executive order to remain closed, or
     (c) a day on which the Property Trustee’s Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.
     “Capital Treatment Event” means the reasonable determination by the Depositor that, as a result of (1) the occurrence of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein or any rules, guidelines or policies of the Federal Reserve Board, or (2) as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws, regulations, rules, guidelines or policies, which amendment or change is effective, or which proposed change, pronouncement, action or decision is announced, on or after the date of issuance of the Preferred Securities under this Declaration, there is more than an insubstantial risk that the Depositor will not be entitled to treat an amount equal to the liquidation amount of the Preferred Securities as “Tier I Capital” (or the then equivalent thereof) for purposes of the risk-based capital adequacy guidelines of the Federal Reserve Board, as then in effect and applicable to the Depositor. This definition and the related provisions of the Agreement shall have force and effect only at such time and during such period, if any, as the Depositor is a Bank Holding Company.
     “Certificate Depository Agreement” means the Blanket Letter of Representations between the Trust and the Depository Trust Company, as the initial Clearing Agency, dated as of the Closing Date.
     “Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. The Depository Trust Company will be the initial Clearing Agency with respect to Preferred Securities Certificates.
     “Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.
     “Closing Date” has the meaning specified in the Underwriting Agreement, which date is also the date of execution and delivery of this Declaration.
     “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Declaration such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
     “Common Holder” means the holder of all or substantially all of the Common Securities.
     “Common Securities Certificate” means a certificate evidencing Common Securities, substantially in the form attached hereto as Exhibit B.

     “Common Security” means a common undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $[•] per security and having the rights provided therefor in this Declaration, including the right to receive Distributions and a Liquidation Distribution as provided herein.
     “Corporate Trust Office” means (i) when used with respect to the Property Trustee, the principal office of the Property Trustee located at 100 Wall Street, New York, NY 10005 and (ii) when used with respect to the Debenture Trustee, the principal office of the Debenture Trustee located in the City of New York.
     “Debenture Event of Default” means an “Event of Default” as specified in the Indenture.
     “Debenture Redemption Date” means, with respect to any Debentures to be redeemed under the Indenture, the date fixed for redemption under the Indenture including any date fixed for redemption pursuant to the exercise by the Depositor of its optional right to redeem the Debentures prior to their stated maturity either (i) in whole or in part on or after [•] or (ii) in whole but not in part after the occurrence of a Debenture Tax Event, an Investment Company Event, a Rating Agency Event or a Capital Treatment Event.
     “Debenture Repayment Date” means, when used with respect to the Debentures, the date fixed for such repayment or repurchase by or pursuant to the Indenture.
     “Debenture Tax Event” means the receipt by the Depositor and the Trust of an Opinion of Counsel to the effect that, as a result of:
     (i) any amendment to, or change, including an announced prospective change, in the laws or any regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or issued or becomes effective after the date hereof,
     (ii) any proposed change in those laws or regulations that is announced after the date hereof;
     (iii) any official or administrative pronouncement or action or judicial decision interpreting or applying United States laws or regulations that is announced on or after the date hereof, or
     (iv) any threatened challenge asserted in connection with an audit of the Trust, the Company or its Subsidiaries, or a threatened challenge asserted in writing against any tax payer that has raised capital through the issuance of securities that are substantially similar to the Debentures or the Trust Preferred Securities and which securities were rated investment grade at the time of issue of such securities, there is more than an insubstantial increase in risk that:

     (x) the Trust is or will be subject to United States federal income tax with respect to income received or accrued on the Debentures;
     (y) interest payable by the Company on the Debentures is not or will not be deductible by the Company, in whole or in part, for United States federal income tax purposes; or
     (z) the Trust is subject to more than a de minimis amount of other taxes, duties or other governmental charges.
     “Debenture Trustee” means U.S. Bank National Association, a national banking association organized under the laws of the United States, solely in its capacity as Debenture Trustee of the Debentures and not in its individual capacity and any successor thereto.
     “Debentures” means the aggregate principal amount of the Depositor’s [•]% Junior Subordinated Notes due [•] issued pursuant to the Indenture.
     “Declaration” means this Amended and Restated Declaration of Trust, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including (i) all exhibits hereto and (ii) for all purposes of this Declaration and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are a part of or deemed to be a part of and govern this Declaration and any such modification, amendment or supplement, respectively.
     “Definitive Preferred Securities Certificates” means either or both (as the context requires) of (a) Preferred Securities Certificates that are not Global Preferred Securities as provided in Section 5.11(a) and (b) Preferred Securities Certificates issued in certificated, fully registered form as provided in Section 5.13.
     “Delaware Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801, et seq., as it may be amended from time to time.
     “Delaware Trustee” means the Person identified as the “Delaware Trustee” in the preamble to this Declaration, solely in its capacity as Delaware Trustee of the Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.
     “Depositor” has the meaning specified in the preamble to this Declaration.
     “Distribution Date” has the meaning specified in Section 4.1(a).
     “Distributions” means amounts payable in respect of Trust Securities as provided in Section 4.1.
     “Early Termination Event” has the meaning specified in Section 9.2.

     “Event of Default” means any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (a) the occurrence of a Debenture Event of Default;
     (b) default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days;
     (c) default by the Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable;
     (d) failure to perform, or the breach, in any material respect, of any other covenant or warranty of the Administrative Trustees in this Declaration (other than those specified in clause (b) or (c) above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Trustee or Trustees by the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Preferred Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or
     (e) the occurrence of a Bankruptcy Event with respect to the Property Trustee and the failure by the Depositor to appoint a successor Property Trustee within 90 days thereof.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder by the Commission.
     “Expiration Date” has the meaning specified in Section 9.1.
     “Federal Reserve” means the Board of Governors of the Federal Reserve System, as from time to time constituted, or, if at any time after the execution of this Declaration, the Federal Reserve is not existing and performing the duties now assigned to it, then the bodies performing such duties at such time, or the Federal Reserve Bank of New York, or any successor Federal Reserve Bank having primary jurisdiction over the Depositor.
     “Global Preferred Security” means a Preferred Securities Certificate evidencing ownership of Book-Entry Preferred Securities.
     “Guarantee” means the Guarantee Agreement executed and delivered by the Depositor, as guarantor, and U.S. Bank National Association, as trustee, contemporaneously with the execution and delivery of this Declaration, for the benefit of the holders of the Preferred Securities, as amended from time to time.
     “Holder” means a Person in whose name a Trust Security or Trust Securities are registered in the Securities Register; any such Person shall be deemed to be a beneficial owner within the meaning of the Delaware Statutory Trust Act.

     “Indenture” means the Subordinated Notes Indenture, dated as of March 16, 2010, as supplemented and amended between the Depositor and U.S. Bank National Association, as trustee, as supplemented and amended with respect to the Debentures.
     “Investment Company Act” or “1940 Act” means the Investment Company Act of 1940, as amended from time to time.
     “Investment Company Event” means the receipt by the Trust of an opinion of counsel experienced in such matters (which may be counsel to the Depositor or the Trust) to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Preferred Securities.
     “Lien” means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.
     “Like Amount” means (a) with respect to a redemption of Trust Securities, Trust Securities having an aggregate Liquidation Amount equal to the aggregate principal amount of Debentures to be contemporaneously redeemed in accordance with the Indenture, the proceeds of which will be used to pay the aggregate Redemption Price of such Trust Securities, (b) with respect to a distribution of Debentures to Holders in connection with a dissolution or liquidation of the Trust, Debentures having an aggregate principal amount equal to the aggregate Liquidation Amount of the Trust Securities of the Holder to whom such Debentures are distributed and (c) with respect to any distribution of Additional Amounts to Holders of Trust Securities, Debentures having an aggregate principal amount equal to the aggregate Liquidation Amount of the Trust Securities in respect of which such distribution is made.
     “Liquidation Amount” means the stated amount of $[•] per Trust Security.
     “Liquidation Date” means the date on which Debentures are to be distributed to Holders of Trust Securities in connection with a dissolution and liquidation of the Trust pursuant to Section 9.4(a).
     “Liquidation Distribution” has the meaning specified in Section 9.4(d).
     “Majority in Liquidation Amount of the Preferred Securities” means[, except as provided by the Trust Indenture Act,] Preferred Securities, representing more than 50% of the aggregate Liquidation Amount of all then Outstanding Preferred Securities.
     “Officers’ Certificate” means a certificate signed by the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Depositor, and delivered to the appropriate Trustee. One of the officers signing an Officers’

Certificate given pursuant to Section 8.17 shall be the principal executive, financial or accounting officer of the Depositor. Any Officers’ Certificate delivered with respect to compliance with a covenant or condition provided for in this Declaration shall include:
     (a) a statement by each officer signing the Officers’ Certificate that such officer has read the covenant or condition and the definitions relating thereto;
     (b) a brief statement of the nature and scope of the examination or investigation undertaken by such officer in rendering the Officers’ Certificate;
     (c) a statement by each such officer has made such examination or investigation as, in such officer’s opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (d) a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.
     “Opinion of Counsel” means a written opinion of counsel, who may be counsel for or an employee of the Trust or the Depositor or any Affiliate of either.
     “Original Declaration” has the meaning specified in the recitals to this Declaration.
     “Outstanding”, when used with respect to Trust Securities, means, as of the date of determination, all Trust Securities theretofore executed and delivered under this Declaration, except:
     (a) Trust Securities theretofore canceled by the Securities Registrar or delivered to the Securities Registrar for cancellation;
     (b) Trust Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent for the Holders of such Trust Securities; provided that, if such Trust Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Declaration; and
     (c) Trust Securities that have been paid or in exchange for or in lieu of which other Preferred Securities have been executed and delivered pursuant to Sections 5.4, 5.5, 5.11 and 5.13;
provided, however, that in determining whether the Holders of the requisite aggregate Liquidation Amount of Outstanding Preferred Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Preferred Securities owned by the Depositor, any Trustee or any Affiliate of the Depositor or any Trustee shall be disregarded and deemed not to be Outstanding, except that (i) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Preferred Securities that a Responsible Officer of such Trustee actually knows to be so owned shall be so disregarded; and (ii) the foregoing shall not apply at any time when all the Outstanding Preferred Securities are owned by the Depositor, one or more of the Trustees and/or any such Affiliate, other than any Preferred Securities acquired by the Depositor or any of its Affiliates in connection with transactions effected by or for the account of customers of the Depositor or any of its Affiliates in connection with the distribution, trading or market-making in respect of Preferred Securities. Preferred Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee’s right so to act with respect to such Preferred Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.
     “Owner” means (i) with respect to a Book-Entry Preferred Security, each Person who is the beneficial owner of such Book-Entry Preferred Security as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency) and (ii) with respect to any Definitive Preferred Securities Certificate or any Common Securities Certificate, the record owner reflected in the Securities Register therefor.
     “Paying Agent” means any paying agent or co-paying agent appointed pursuant to Section 5.9 and shall initially be the Bank.
     “Payment Account” means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee with the Bank in its trust department for the benefit of the Holders in which all amounts paid in respect of the Debentures will be held and from which the Property Trustee, through the Paying Agent, shall make payments to the Holders in accordance with Sections 4.1 and 4.2.
     “Person” means any individual, corporation, association, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.
     “Preferred Security” means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $[•] per preferred security and having the rights provided therefor in this Declaration, including the right to receive Distributions and a Liquidation Distribution as provided herein.
     “Preferred Securities Certificate” means a certificate evidencing Preferred Securities, substantially in the form attached hereto as Exhibit C.
     “Property Trustee” means the Person identified as the “Property Trustee” in the preamble to this Declaration, solely in its capacity as Property Trustee of the Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.
     “Prospectus Supplement” means the prospectus supplement dated [•], 20[•] to the prospectus dated [•], 20[•], pursuant to which the Preferred Securities were offered to investors.
     “Rating Agency Event” means an amendment, clarification or change has occurred in the equity credit criteria for securities such as the Debentures of any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act that then publishes a rating for the Company (a “Rating Agency”), which amendment, clarification or change results in (i) the length of time for which such current criteria are scheduled to be in effect being shortened with respect to the junior subordinated notes or (ii) a lower equity credit for the junior subordinated notes than the then respective equity credit assigned by such Rating Agency or its predecessor on the date hereof.
     “Redemption Date” means, with respect to any Trust Security to be redeemed, the date fixed for redemption thereof; provided that each Debenture Redemption Date, each Debenture Repayment Date and the stated maturity of the Debentures shall be a Redemption Date for a Like Amount of Trust Securities.
     “Redemption Price” means, with respect to any Trust Security, the Liquidation Amount thereof, plus accumulated and unpaid Distributions to the Redemption Date, plus the related amount of the premium, if any, paid by the Depositor upon the concurrent redemption of a Like Amount of Debentures or Debentures having a principal amount equal to the Liquidation Amount of such Trust Security.
     “Relevant Trustee” has the meaning specified in Section 8.10.
     “Responsible Officer” shall mean, when used with respect to the Property Trustee, any officer of the Property Trustee assigned to the Corporate Trust Administration Unit (or any successor division or unit) of the Property Trustee located at the Corporate Trust Office of the Property Trustee, who shall have direct responsibility for the administration of this Declaration and, for purposes of Sections 5.3 and 8.1(e)(i), shall also include any other officer of the Property Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder by the Commission.
     “Securities Register” and “Securities Registrar” have the respective meanings specified in Section 5.4.
     “Trust” has the meaning specified in the recitals to this Declaration;
     “Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this Declaration is executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
     “Trust Property” means (a) the Debentures, (b) any cash on deposit in, or owing to, the Payment Account and (c) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Declaration.

     “Trust Securities Certificate” means any one of the Common Securities Certificates or the Preferred Securities Certificates.
     “Trust Security” means any one of the Common Securities or the Preferred Securities.
     “Trustees” has the meaning specified in the preamble.
     “Underwriters” means the underwriters named in Schedule A to the Underwriting Agreement.
     “Underwriting Agreement” means the Underwriting Agreement, dated [•], among the Trust, the Depositor and [•] and [•], as representatives of the several underwriters named therein.
ARTICLE II.
CONTINUATION OF THE TRUST
SECTION 2.1. Name.
     The Trust established under the Original Declaration and continued hereby shall be known as “First Niagara Financing Trust [I/II/III]” as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Trust Securities and the other Trustees, in which name the Trustees may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.
SECTION 2.2. Office of the Delaware Trustee; Principal Place of Business.
     The name and address of the Delaware Trustee, with a principal place of business in the State of Delaware, is U.S. Bank Trust National Association, 300 Delaware Avenue, 9th Floor, Wilmington, DE 19801, Attention: [•], or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Holders, the other Trustees and the Depositor. The principal executive office of the Trust is in care of First Niagara Financial Group, Inc., 726 Exchange Street, Suite 618, Buffalo, NY 14210.
SECTION 2.3. Initial Contribution of Trust Property; Organizational Expenses.
     The Property Trustee acknowledges receipt in trust from the Depositor in connection with the Original Declaration of the sum of $10, which constituted the initial Trust Property. The Depositor shall pay organizational expenses of the Trust as they arise or shall, upon request of any Trustee, promptly reimburse such Trustee for any such expenses paid by such Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.
SECTION 2.4. Issuance of the Preferred Securities.
     The Depositor, on behalf of the Trust and on its own behalf, and pursuant to the Original Declaration, executed and delivered the Underwriting Agreement on [•]. Contemporaneously with the execution and delivery of this Declaration, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Sections 5.2, 5.3 and 8.9(a) and deliver to the

Underwriters named in the Underwriting Agreement, Preferred Securities Certificates, registered in the name of the nominee of the initial Clearing Agency, representing [•] Preferred Securities, having an aggregate Liquidation Amount of $[•] against receipt of the aggregate purchase price of such Preferred Securities of $[•] which amount such Administrative Trustee shall promptly deliver to the Property Trustee. On any one or more dates after the execution and delivery of this Declaration additional Preferred Securities Certificates representing Preferred Securities may be issued in accordance with Section 5.3, registered in the name of the nominee of the initial Clearing Agency, against receipt by the Property Trustee of the purchase price that is determined by the Depositor.
SECTION 2.5. Issuance of the Common Securities; Subscription and Purchase of Debentures.
     Contemporaneously with the execution and delivery of this Declaration, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Sections 5.2, 5.3 and 8.9(a) and deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, representing [•] Common Securities, having an aggregate Liquidation Amount of $[•], against payment by the Depositor of the purchase price therefor, which amount such Administrative Trustee shall promptly deliver to the Property Trustee. Contemporaneously therewith, an Administrative Trustee, on behalf of the Trust, shall subscribe for and purchase from the Depositor Debentures, registered in the name of the Trust and having an aggregate principal amount of $[•], and, in satisfaction of the purchase price for such Debentures, the Property Trustee, on behalf of the Trust, shall deliver to the Depositor the purchase price therefor (being the sum of the amounts delivered to the Property Trustee pursuant to (i) the second sentence of Section 2.4 and (ii) the first sentence of this Section 2.5). In connection with any subsequent issuance of Preferred Securities as set forth in the last sentence of Section 2.4, an Administrative Trustee, on behalf of the Trust, shall contemporaneously with any such additional issuance, subscribe to and purchase from the Depositor Debentures, registered in the name of the Trust, having an aggregate principal amount equal to the aggregate Liquidation Amount of Preferred Securities being issued by the Trust pursuant to the last sentence of Section 2.4 against payment of a purchase price equal to the aggregate purchase prices of the Preferred Securities being so issued.
SECTION 2.6. Declaration of Trust.
     The exclusive purposes and functions of the Trust are (a) to issue and sell Trust Securities and to use the proceeds from such sale to acquire Debentures, (b) to make distributions to the Holders of Trust Securities and (c) to engage in those activities necessary, convenient or incidental thereto. The Depositor hereby appoints the Trustees as trustees of the Trust, each to have all the rights, powers and duties of such Trustee set forth herein, and the Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Trust and the Holders. The Administrative Trustees shall have all rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Trust. Notwithstanding anything in this Declaration to the contrary, the Delaware Trustee shall not be entitled to exercise any powers or authority (except to the extent required under the

Delaware Statutory Trust Act), nor shall the Delaware Trustee have any of the duties and responsibilities, of the Property Trustee or the Administrative Trustees set forth herein. Notwithstanding any provision to the contrary in this Declaration or elsewhere, the Delaware Trustee shall be one of the trustees of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807(a) of the Delaware Statutory Trust Act and (except for such duties of the Delaware Trustee as may be expressly set forth herein) the Delaware Trustee (both as such and in its individual capacity) shall have no duties or liabilities to any Person under this Declaration or otherwise in respect of or in connection with the Trust, the Trust Securities, or its serving as a trustee of the Trust.
SECTION 2.7. Authorization to Enter into Certain Transactions.
     (a) The Trustees shall conduct the affairs of the Trust in accordance with the terms of this Declaration. Subject to the limitations set forth in Section 2.7(b), and in accordance with the following clauses (i), (ii) and (iii), the Trustees shall have the authority to enter into all transactions and agreements determined by the Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Trustees under this Declaration, and to perform all acts in furtherance thereof, including without limitation the following:
     (i) As among the Trustees, each Administrative Trustee (acting jointly or singly) shall have the power and authority to act on behalf of the Trust with respect to the following matters:
     (A) the issuance and sale of the Trust Securities;
     (B) to cause the Trust to enter into, and to execute, deliver and perform on behalf of the Trust and the Certificate Depository Agreement and such other agreements as may be necessary or desirable in connection with the purposes and function of the Trust;
     (C) assisting in the registration of the Preferred Securities under the Securities Act, and under applicable state securities or blue sky laws, and the qualification of this Declaration as a trust indenture under the Trust Indenture Act;
     (D) assisting in the listing of the Preferred Securities upon such securities exchange or exchanges as shall be determined by the Depositor and with the registration of the Preferred Securities under the Exchange Act and with the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;
     (E) assisting in the sending of notices (other than notices of default) and other information regarding the Trust Securities and the Debentures to the Holders in accordance with this Declaration;
     (F) the consent to the appointment of a Paying Agent and Securities Registrar in accordance with this Declaration;

     (G) execution of the Trust Securities on behalf of the Depositor in accordance with this Declaration;
     (H) registering transfer of the Trust Securities in accordance with this Declaration;
     (I) to the extent provided in this Declaration, the winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;
     (J) unless otherwise required by the Trust Indenture Act or the Delaware Statutory Trust Act, executing on behalf of the Trust (either acting alone or together with any or all of the Administrative Trustees) any documents that the Administrative Trustees have the power to execute pursuant to this Declaration; and
     (K) the taking of any action incidental or convenient to the foregoing as the Trustees may from time to time determine is necessary or advisable to give effect to the terms of this Declaration for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder).
     (ii) As among the Trustees, the Property Trustee shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:
     (A) the establishment of the Payment Account;
     (B) the receipt of the Debentures;
     (C) the collection of interest, principal and any other payments made in respect of the Debentures in the Payment Account;
     (D) the distribution through the Paying Agent of amounts owed to the Holders in respect of the Trust Securities;
     (E) the exercise of all of the rights, powers and privileges of a holder of the Debenture
     (F) the sending of notices of default and other information regarding the Trust Securities and the Debentures to the Holders in accordance with the terms of this Declaration;
     (G) the distribution of the Trust Property in accordance with the terms of this Declaration;
     (H) to the extent provided in this Declaration, the winding up of the affairs of and liquidation of the Trust and the execution of the certificate of cancellation to be prepared and filed by the Administrative Trustees with the Secretary of State of the State of Delaware;
     (I) the performance of the duties of the Property Trustee set forth in this Declaration; and
     (J) after an Event of Default (other than under paragraph (b), (c), (d) or (e) of the definition of such term if such Event of Default is by or with respect to the Property Trustee) the taking of any action incidental or convenient to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Declaration and protect and conserve the Trust Property for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder).
     Except as otherwise provided in this Section 2.7(a)(ii), the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Administrative Trustees set forth in Sections 2.7(a)(i) and 2.7(c) and (d) or the Depositor set forth in Sections 2.07(c) and (d).
     (iii) The Property Trustee shall comply with the listing requirements of the Preferred Securities upon such securities exchange or exchanges as shall be determined by the Depositor, the registration of the Preferred Securities under the Exchange Act, if required, and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing.
     (b) So long as this Declaration remains in effect, the Trust (or the Trustees acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Trustees (acting on behalf of the Trust) shall not (i) acquire any investments or engage in any activities not authorized by this Declaration, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Holders, except as expressly provided herein, (iii) take any action that would cause, or would reasonably be expected to cause, the Trust to become taxable as a corporation or classified as other than a grantor trust or agency arrangement for United States federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt or (v) take or consent to any action that would (A) cause the Debentures or any security succeeding such Debentures to be treated as other than indebtedness of the Depositor for United States federal income tax purposes unless the Trust first obtains the consent of all Holders of Outstanding Preferred Securities or (B) result in the granting or creation of a Lien on any of the Trust Property. The Administrative Trustees shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Holders in their capacity as Holders.
     (c) In connection with the issue and sale of the Preferred Securities, the Depositor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Declaration are hereby ratified and confirmed in all respects): (i) the preparation and filing by the Trust with the Commission and the execution on behalf of the Trust of a registration statement on the appropriate form in relation to the Preferred Securities, including any amendments thereto and the taking of any action necessary or desirable to sell the Preferred Securities in a transaction or series of transactions pursuant thereto; (ii) the determination of the States or other jurisdictions (if any) in which to take appropriate action to qualify or register for sale all or part of the Preferred Securities and the determination of any and all such acts, other than actions which must be taken by or on behalf of the Trust, and the advice to the Trustees of actions they must take on behalf of the Trust, and the preparation for execution and filing of any documents to be executed and filed by the Trust or on behalf of the Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such States; (iii) the preparation for filing by the Trust and execution on behalf of the Trust of an application to the New York Stock Exchange or any other national securities exchange for listing, upon notice of issuance, of any Preferred Securities; (iv) the preparation for filing by the Trust with the Commission and the execution on behalf of the Trust of a registration statement on Form 8-A relating to the registration of the Preferred Securities under Section 12(b) or 12(g) of the Exchange Act, including any amendments thereto; (v) the negotiation of the terms of, and the execution and delivery of, the Underwriting Agreement providing for the sale of the Preferred Securities; and (vi) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.
     (d) Notwithstanding anything herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust will not be deemed to be an “investment company” required to be registered under the 1940 Act, or to be classified as other than a grantor trust or agency arrangement for United States federal income tax purposes and so that the Debentures will be treated as indebtedness of the Depositor for United States federal income tax purposes. In this connection, the Depositor and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Declaration, that each of the Depositor and any Administrative Trustee determines in its discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the Holders of the Preferred Securities.
SECTION 2.8. Assets of Trust.
     The assets of the Trust shall consist of the Trust Property.
SECTION 2.9. Title to Trust Property.
     Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee in trust for the benefit of the Trust and the Holders in accordance with this Declaration.

ARTICLE III.
PAYMENT ACCOUNT
SECTION 3.1. Payment Account.
     (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and any agent of the Property Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Declaration. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Holders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.
     (b) The Property Trustee shall deposit (or cause to be deposited) in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds in respect of, the Debentures.
     (c) Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.
ARTICLE IV.
DISTRIBUTIONS; REDEMPTION
SECTION 4.1. Distributions.
     (a) The Trust Securities represent undivided beneficial interests in the Trust Property, and Distributions (including Additional Amounts) will be made on the Trust Securities at the rate and on the dates that payments of interest (including Additional Interest) are made on the Debentures. Accordingly:
     (i) Distributions on the Trust Securities shall be cumulative, and will accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accrue from [•], and, except to the extent that the Depositor exercises its right to defer the payment of interest on the Debentures in accordance with the Indenture, shall be payable quarterly in arrears on [•], [•], [•] and [•] of each year, commencing on [•]. If any date on which a Distribution would otherwise be payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day (and, so long as such payment is made on the next succeeding Business Day, without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with this Section 4.1(a), a “Distribution Date”).
     (ii) In the event (and to the extent) that the Depositor exercises its right under the Indenture to defer the payment of interest on the Debentures, Distributions on the Preferred Securities shall be deferred but shall continue to accumulate. Distributions on the Trust Securities shall be payable at a rate of [•]% per annum of the Liquidation Amount of the Trust Securities. The amount of Distributions payable for any period shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of Distributions payable for any period shall include the Additional Amounts, if any.
     (iii) Distributions on the Trust Securities shall be made by the Property Trustee from the Payment Account and shall be payable on each Distribution Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Distributions.
     (b) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities at the close of business on the relevant record date for such Distribution Date, which shall be one Business Day prior to such Distribution Date; provided, however, that in the event that the Preferred Securities do not remain in book-entry-only form, the relevant record date for a Distribution Date shall be the date 15 days prior to such Distribution Date (whether or not a Business Day). Distributions payable on any Trust Securities that are not punctually paid on any Distribution Date as a result of the Depositor having failed to make an interest payment under the Debentures will cease to be payable to the Person in whose name such Trust Securities are registered on the relevant record date, and such defaulted Distribution will instead be payable to the Person in whose name such Trust Securities are registered on the special record date or other specified date for determining Holders entitled to such defaulted interest established in accordance with the Indenture.
SECTION 4.2. Redemption.
     (a) On each Debenture Redemption Date (including upon the stated maturity of the Debentures), and on each Debenture Repayment Date, the Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price.
     (b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date (or, in the case of a Debenture Repayment Date, not less than 10 nor more than 15 days prior to the Redemption Date) to each Holder of Trust Securities to be redeemed, at such Holder’s address appearing in the Securities Register. All notices of redemption shall state:
     (i) the Redemption Date;
     (ii) the Redemption Price or if the Redemption Price cannot be calculated prior to the time the notice is required to be sent, an estimate of the Redemption Price provided pursuant to the Indenture together with a statement that it is an estimate and that the actual Redemption Price will be calculated on the third Business Day prior to the Redemption Date (and if an estimate is provided, a further notice shall be sent of the actual Redemption Price on the date that such Redemption Price is calculated);
     (iii) the CUSIP number or numbers of the Trust Securities affected;

     (iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the aggregate Liquidation Amount of the Trust Securities to be redeemed;
     (v) that on the Redemption Date the Redemption Price in respect of each such Trust Security to be redeemed will be due and payable and that Distributions thereon will cease to accrue on and after said date (except as provided in the last sentence of Section 4.2(d)); and
     (vi) the place or places of business where the Trust Securities are to be surrendered for the payment of the Redemption Price.
     (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price shall be due and payable on each Redemption Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Price.
     (d) If the Property Trustee gives a notice of redemption in respect of any Preferred Securities, then, by 10:00 A.M., New York City time, on the Redemption Date, the Depositor shall deposit sufficient funds with the Property Trustee, or the Paying Agent on behalf of the Property Trustee, to pay the Redemption Price. If such deposit has been made by such time, then by 12:00 noon, New York City time, on the Redemption Date, subject to Section 4.2(c), the Property Trustee, or the Paying Agent on behalf of the Property Trustee, will, so long as the Preferred Securities are in book-entry-only form, irrevocably deposit with the Clearing Agency for the Preferred Securities funds sufficient to pay the applicable Redemption Price. The Trust will also give the Clearing Agency irrevocable instructions and authority to pay the Redemption Price in immediately available funds to the beneficial owners of the Global Preferred Security. If the Preferred Securities called for redemption are no longer in book-entry-only form, the Property Trustee, subject to Section 4.2(c), will irrevocably deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holders thereof upon surrender of their Preferred Securities Certificates. Notwithstanding the foregoing, any Distribution payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register on the relevant record date for such Distribution Date. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Holders of Trust Securities so called for redemption will cease, except the right of such Holders to receive the Redemption Price therefor and any Distribution payable in respect of the Trust Securities on or prior to the Redemption Date, but without interest, and such Trust Securities will cease to be outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), or, if such Business Day falls in the next calendar month, on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price for any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Depositor pursuant to the Guarantee, Distributions on such Trust Securities will continue to accumulate, at the then applicable rate, from the Redemption Date originally established by the Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.
     (e) Subject to Section 4.3(a), if less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated pro rata (based upon the relative Liquidation Amounts) among the Common Securities and the Preferred Securities. The particular Preferred Securities to be redeemed shall be selected pro rata (based upon Liquidation Amounts) not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Preferred Securities not previously called for redemption as the Property Trustee shall deem fair and appropriate; provided, however, that so long as the Preferred Securities are in book-entry-only form, such selection shall be made in accordance with the customary procedures for the Clearing Agency for the Preferred Securities. The Property Trustee shall promptly notify the Securities Registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Declaration, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Preferred Securities that has been or is to be redeemed. The Property Trustee shall also have the right in such a case to distribute the Debentures intended to be redeemed to the Holders in redemption of their Preferred Securities. For United States federal income tax purposes, a partial redemption of Trust Securities shall be treated by the Depositor and the Trust, and in purchasing the Trust Securities, the Holders agree to treat such partial redemption, as an in-kind distribution of the Debentures to be redeemed to the Holders of the Trust Securities in redemption of the Trust Securities chosen to be redeemed by the Property Trustee or Clearing Agency immediately followed by a cash redemption by the Depositor of such Debentures held by such Holders.
SECTION 4.3. Subordination of Common Securities.
     (a) Payment of Distributions (including Additional Amounts, if applicable) on, the Redemption Price of, and the Liquidation Distribution in respect of, the Trust Securities, as applicable, shall be made, subject to Section 4.2(e), pro rata (based on Liquidation Amount) among the Common Securities and the Preferred Securities; provided, however, that if on any Distribution Date, Redemption Date or Liquidation Date, any Event of Default resulting from a Debenture Event of Default specified in Section 7.01(a)(1) or (a)(2) of the Indenture shall have occurred and be continuing, no payment of any Distribution (including Additional Amounts, if applicable) on, Redemption Price of, or Liquidation Distribution in respect of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts, if applicable) on all Outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price, the full amount of such Redemption Price on all Outstanding Preferred Securities, or in the case of payment of the Liquidation Distribution the full amount of such

Liquidation Distribution on all Outstanding Preferred Securities then called for redemption, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including Additional Amounts, if applicable) on, or the Redemption Price of, Preferred Securities then due.
     (b) In the event of the occurrence of any Event of Default resulting from any Debenture Event of Default, the Holder of Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under this Declaration until the effect of all such Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until any such Event of Default under this Declaration with respect to the Preferred Securities has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Preferred Securities and not on behalf of the Holder of the Common Securities, and only the Holders of all the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.
SECTION 4.4. Payment Procedures.
     Payments of Distributions (including Additional Amounts, if applicable) in respect of the Preferred Securities shall be made by wire transfer or check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if the Preferred Securities are held by a Clearing Agency, such Distributions shall be made to such Clearing Agency in immediately available funds. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Common Holder.
SECTION 4.5. Tax Returns and Reports.
     The Administrative Trustees shall prepare (or cause to be prepared), at the Depositor’s expense, and file all United States federal, state and local tax and information returns and reports required to be filed by or in respect of the Trust. In this regard, the Administrative Trustees shall (a) prepare and file (or cause to be prepared and filed) the appropriate Internal Revenue Service forms and returns required to be filed in respect of the Trust in each taxable year of the Trust and (b) prepare and furnish (or cause to be prepared and furnished) to each Holder the appropriate Internal Revenue Service form required to be provided on such form. The Administrative Trustees shall provide the Depositor and the Property Trustee with a copy of all such returns and reports promptly after such filing or furnishing. The Trustees and the Trust shall comply with United States federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Holders under the Trust Securities.
SECTION 4.6. Payment of Taxes, Duties, etc. of the Trust.
     Upon receipt under the Debentures of Additional Sums, the Property Trustee shall promptly pay any taxes, duties or governmental charges of whatsoever nature (other than withholding taxes) imposed on the Trust by the United States or any other taxing authority which were included in such Additional Sums.

SECTION 4.7. Payments under Indenture or Pursuant to Direct Actions.
     Any amount payable hereunder to any Holder of Preferred Securities shall be reduced by the amount of any corresponding payment such Holder (or an Owner with respect to the Holder’s Preferred Securities) has directly received pursuant to Section 7.08 of the Indenture or Section 5.14 of this Declaration.
SECTION 4.8. Liability of the Holder of Common Securities.
     Any Holder of the Common Securities shall be liable for all costs, expenses or liabilities of the Trust, other than to pay to Holders of any Capital Securities the amounts dues to such holders pursuant to the terms of the Capital Securities, and such costs, expenses or liabilities shall constitute unsecured obligations of the Holder of the Common Securities.
SECTION 4.9. Exchanges.
     (a) If at any time the Depositor or any of its Affiliates (in either case, a “Depositor Affiliated Owner”) is the Owner of any Preferred Securities, such Depositor Affiliated Owner shall have the right to deliver to the Property Trustee all or such portion of its Preferred Securities as it elects and receive, in exchange therefor, a Like Amount of Debentures. Such election (i) shall be exercisable effective by such Depositor Affiliated Owner delivering to the Property Trustee a written notice of such election (A) specifying the Liquidation Amount of the Preferred Securities with respect to which such election is being made and (B) the date on which such exchange shall occur, which date shall not be less than three (3) Business Days after the receipt by the Property Trustee of such election notice, and which may be any date other than the record date for any Distribution or a date from such record date to and including the Distribution Date for such Distribution and (ii) shall be conditioned upon such Depositor Affiliated Owner having delivered or caused to be delivered to the Property Trustee or its designee the Preferred Securities which are the subject of such election by 10:00 A.M. New York City time, on the date on which such exchange is to occur. After the exchange, such Preferred Securities will be cancelled and will no longer be deemed to be Outstanding and all rights of the Depositor or its Affiliate(s) with respect to such Preferred Securities will cease, including accumulated but unpaid Distributions thereon. In the event such Preferred Securities are Book-Entry Preferred Securities, upon such exchange the Property Trustee, in its capacity as Securities Registrar, shall cause an annotation to be made on the Book-Entry Preferred Securities Certificate or Certificates evidencing such Book-Entry Preferred Securities to evidence the reduction in the liquidation amount thereof resulting from such cancellation.
     (b) Notwithstanding anything else in this Declaration to the contrary, in order to effectuate the exchanges contemplated by this Section above, the Trust is hereby authorized to execute, deliver and perform, and the Depositor, the Property Trustee, any Administrative Trustee or the Securities Registrar, on behalf of the Trust, acting singly or collectively, is hereby authorized to execute and deliver on behalf of the Trust, an exchange agreement, cancellation letter, and any and all other documents, agreements, or certificates contemplated by or related to the exchanges made pursuant to Section 4.9(a) above, in each case without further vote or approval of any other Person.

ARTICLE V.
TRUST SECURITIES CERTIFICATES
SECTION 5.1. Initial Ownership.
     Upon the creation of the Trust and the contribution by the Depositor pursuant to Section 2.3 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are Outstanding, the Depositor shall be the sole beneficial owner of the Trust.
SECTION 5.2. The Trust Securities Certificates.
     The Trust Securities Certificates shall be executed on behalf of the Trust by manual or facsimile signature of at least one Administrative Trustee. Trust Securities Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Declaration, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Holder, and shall be entitled to the rights and subject to the obligations of a Holder hereunder, upon due registration of such Trust Securities Certificate in such transferee’s name pursuant to Sections 5.4, 5.11 and 5.13.
SECTION 5.3. Execution and Delivery of Trust Securities Certificates.
     At the Closing Date, the Administrative Trustees shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.4 and 2.5, to be executed on behalf of the Trust or upon the written order of the Depositor, executed by one Authorized Officer thereof, and shall cause the Preferred Securities Certificates to be delivered to the Property Trustee, and upon such delivery the Property Trustee shall authenticate such Preferred Securities Certificates upon the written order of the Trust executed by an Administrative Trustee thereof, without further corporate action by the Depositor, in authorized denominations. After the Closing Date, the Administrative Trustees may cause additional Preferred Securities to be executed on behalf of the Trust and delivered to or upon the written order of the Depositor, such written order executed by one Authorized Officer thereof, without further corporate action by the Depositor, in authorized denominations; provided, however, that (other than in connection with the exercise of any over-allotment option set forth in the Underwriting Agreement) no such additional Preferred Securities shall be issued unless the Administrative Trustees shall have received an Opinion of Counsel experienced in such matters to the effect that such issuance will not cause the Trust to be classified as other than one or more grantor trusts or agency arrangements or to be classified as an association or partnership for U.S. federal income tax purposes or affect the Trust’s exemption from status as an “investment company” under the Investment Company Act. At no time will the aggregate Liquidation Amount of all Outstanding Preferred Securities (including additional Preferred Securities) exceed $[•].
     Each Preferred Securities Certificate shall be dated the date of its authentication.

     No Preferred Securities Certificate shall be entitled to any benefit under this Declaration or be valid or obligatory for any purpose, unless there appears on such Preferred Securities Certificate a certificate of authentication substantially in the form provided for in the form attached hereto as Exhibit C executed by the Property Trustee by the manual signature of one of its Responsible Officers, and such certificate upon any Preferred Securities Certificate shall be conclusive evidence, and the only evidence, that such Preferred Securities Certificate has been duly authenticated and delivered hereunder.
SECTION 5.4. Registration of Transfer and Exchange of Trust Securities Certificates.
     The Property Trustee shall keep or cause to be kept, at its Corporate Trust Office, a register or registers for the purpose of registering Trust Securities Certificates and transfers and exchanges of Trust Securities Certificates (the “Securities Register”), in which the registrar and transfer agent with respect to the Trust Securities designated by the Depositor (the “Securities Registrar”), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Preferred Securities Certificates and Common Securities Certificates (subject to Section 5.10 in the case of the Common Securities Certificates) and registration of transfers and exchanges of Trust Securities Certificates as herein provided. The Property Trustee shall be the initial Securities Registrar. The provisions of Sections 8.1, 8.3 and 8.6 shall apply to the Property Trustee also in its role as Securities Registrar, for so long as the Property Trustee shall act as Securities Registrar.
     Upon surrender for registration of transfer of any Preferred Securities Certificate at the office or agency maintained pursuant to Section 5.8, the Administrative Trustees or any one of them shall execute and deliver to the Property Trustee, and the Property Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Preferred Securities Certificates in authorized denominations of a like aggregate Liquidation Amount.
     The Securities Registrar shall not be required, (i) to issue, register the transfer of or exchange any Preferred Security during a period beginning at the opening of business 15 days before the day of selection for redemption of such Preferred Securities pursuant to Article IV and ending at the close of business on the day of mailing of the notice of redemption, or (ii) to register the transfer of or exchange any Preferred Security so selected for redemption in whole or in part, except, in the case of any such Preferred Security to be redeemed in part, any portion thereof not to be redeemed. At the option of a Holder, Preferred Securities Certificates may be exchanged for other Preferred Securities Certificates in authorized denominations of the same class and of a like aggregate Liquidation Amount upon surrender of the Preferred Securities Certificates to be exchanged at the office or agency maintained pursuant to Section 5.8.
     Every Trust Securities Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed and accompanied by a written instrument of transfer in form satisfactory to an Administrative Trustee and the Securities Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Trust Securities Certificate surrendered for registration of transfer or exchange or for payment shall be canceled and subsequently disposed of by an Administrative Trustee or Securities Registrar in accordance with such Person’s customary practice.
     No service charge shall be made for any registration of transfer or exchange of Trust Securities Certificates, but the Securities Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Trust Securities Certificates.
     The Property Trustee shall not be required to ensure or verify compliance with securities laws, including the Securities Act, the Exchange Act and 1940 Act, in connection with transfers and exchanges of Preferred Securities Certificates.
SECTION 5.5. Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates.
     If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate and (b) there shall be delivered to the Securities Registrar and the Administrative Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a protected purchaser, the Administrative Trustees, or any one of them, on behalf of the Trust shall execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section 5.5, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section 5.5 shall constitute conclusive evidence of an undivided beneficial interest in the Trust Property, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.
     If any such mutilated, destroyed, lost or stolen Trust Securities Certificate has become or is about to become due and payable, the Administrative Trustees in their discretion may, instead of issuing a new Trust Securities Certificate, pay such Trust Securities Certificate.
     The provisions of this Section 5.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, destroyed, lost or stolen Trust Securities Certificates.
SECTION 5.6. Persons Deemed Holders.
     The Trustees or the Securities Registrar shall treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving Distributions and for all other purposes whatsoever, and neither the Trustees nor the Securities Registrar shall be bound by any notice to the contrary.

SECTION 5.7. Access to List of Holders’ Names and Addresses.
     Each Holder and each Owner shall be deemed to have agreed not to hold the Depositor, or any of the Trustees, accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.
SECTION 5.8. Maintenance of Office or Agency.
     The Administrative Trustees shall maintain an office or offices or agency or agencies where Preferred Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustees in respect of the Trust Securities Certificates may be served. The Administrative Trustees initially designate [•], [•] Attention: Corporate Trust and Agency Services, as their principal corporate trust office for such purposes. The Administrative Trustees shall give prompt written notice to the Depositor and to the Holders of any change in the location of the Securities Register or any such office or agency.
SECTION 5.9. Appointment of Paying Agent.
     The Paying Agent shall make Distributions to Holders from the Payment Account and shall report the amounts of such Distributions to the Property Trustee and the Administrative Trustees. Any Paying Agent shall have the power to receive funds (and if the Paying Agent shall also be the Property Trustee, such Paying Agent shall have the power to withdraw funds) from the Payment Account solely for the purpose of making the Distributions referred to above. The Administrative Trustees may revoke such power and remove the Paying Agent if such Trustees determine in their sole discretion that the Paying Agent shall have failed to perform its obligations under this Declaration in any material respect. The Paying Agent shall initially be the Bank, and any co-paying agent chosen by the Bank, and acceptable to the Administrative Trustees and the Depositor. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days’ written notice to the Administrative Trustees and the Property Trustee. In the event that the Bank shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Property Trustee shall appoint a successor to act as Paying Agent, which will be a bank or trust company that is acceptable to the Administrative Trustee and the Depositor. The Administrative Trustees shall cause such successor Paying Agent or any additional Paying Agent appointed by the Administrative Trustees to execute and deliver to the Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Holders in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.1, 8.3 and 8.6 shall apply to the Bank also in its capacity as Paying Agent, for so long as the Bank shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Declaration to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

SECTION 5.10. Ownership of Common Securities by Depositor.
     At the Closing Date, the Depositor shall acquire and retain beneficial and record ownership of the Common Securities executed and delivered on the Closing Date. To the fullest extent permitted by law, other than (i) a transfer to an Affiliate of the Depositor or (ii) in connection with a transaction permitted pursuant to Article Eight of the Indenture, any attempted transfer of the Common Securities shall be void; provided, however, that any transfer of the Common Securities to an Affiliate of the Depositor shall be conditioned upon satisfaction of both of the following: (a) the Depositor shall continue to maintain, directly or indirectly, 100% ownership of the Common Securities and (b) the Trust shall not be required to register as an investment company under the 1940 Act as a result of such transfer. The Administrative Trustees shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating “THIS CERTIFICATE IS NOT TRANSFERABLE OTHER THAN IN ACCORDANCE WITH SECTION 5.10 OF THE DECLARATION.”
SECTION 5.11. Global Preferred Securities Certificates; Common Securities Certificate.
     (a) The Preferred Securities Certificates, upon original issuance, will be issued in the form of a typewritten Preferred Securities Certificate or Certificates representing Global Preferred Securities, to be delivered to, or as instructed by The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Trust. Such Preferred Securities Certificate or Certificates shall initially be registered on the Securities Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Owner will receive a Definitive Preferred Securities Certificate representing such Owner’s interest in such Preferred Securities and no transfer of the certificate representing the Book-Entry Preferred Security in whole or in part may be registered, in the name of any Person other than the Clearing Agency for such Book-Entry Preferred Security or a nominee thereof, except as provided in Section 5.13. Unless and until Definitive Preferred Securities Certificates have been issued to Owners pursuant to Section 5.13:
     (i) the Securities Registrar and the Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Declaration relating to the Global Preferred Securities (including the payment of the Liquidation Amount of and Distributions on the Preferred Securities evidenced by Book-Entry Preferred Securities Certificates and the giving of instructions or directions to Owners of Preferred Securities evidenced by Book-Entry Preferred Securities Certificates) as the sole Holder of Preferred Securities and shall have no obligations to the Owners thereof;
     (ii) to the extent that the provisions of this Section 5.11 conflict with any other provisions of this Declaration, the provisions of this Section 5.11 shall control; and
     (iii) the rights of the Owners of the Book-Entry Preferred Securities Certificates shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive Preferred Securities Certificates are issued pursuant to Section 5.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments on the Preferred Securities to such Clearing Agency Participants.
     (b) A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.
SECTION 5.12. Notices to Clearing Agency.
     To the extent that a notice or other communication to the Holders or Owners is required under this Declaration, unless and until Definitive Preferred Securities Certificates shall have been issued to Owners pursuant to Section 5.13, the Trustees shall give all such notices and communications specified herein to be given to Holders and Owners to the Clearing Agency, and shall have no obligations to the Owners.
SECTION 5.13. Definitive Preferred Securities Certificates.
     If (a) the Depositor advises the Trustees in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Preferred Securities Certificates, and the Depositor is unable to locate a qualified successor, (b) the Depositor at its option advises the Trustees in writing that it elects to terminate the book-entry system through the Clearing Agency, (c) the Clearing Agency ceases to be a clearing agency registered under the Exchange Act and no qualified successor is appointed by the Administrative Trustees within 90 days after its receipt of such notice or its becoming aware of such cessation, or (d) there shall have occurred and be continuing a Debenture Event of Default, then an Administrative Trustee shall notify the Clearing Agency and the Clearing Agency shall notify all Owners of Book-Entry Preferred Securities Certificates and the other Trustees of the occurrence of any such event and of the availability of the Definitive Preferred Securities Certificates to Owners of such class or classes, as applicable, requesting the same. Upon surrender to the Property Trustee or Registrar of the typewritten Preferred Securities Certificate or Certificates representing the Book Entry Preferred Securities Certificates by the Clearing Agency, accompanied by registration instructions, the Administrative Trustees, or any one of them, shall execute the Definitive Preferred Securities Certificates in accordance with the instructions of the Clearing Agency. Neither the Securities Registrar nor the Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions. Upon the issuance of Definitive Preferred Securities Certificates, the Trustees shall recognize the Holders of the Definitive Preferred Securities Certificates as Holders. The Definitive Preferred Securities Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees, as evidenced by the execution thereof by the Administrative Trustees or any one of them.
SECTION 5.14. Rights of Holders.
     (a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.9, and the Holders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Declaration. The Trust Securities shall have no preemptive or similar rights. When issued and delivered to Holders of Preferred Securities against payment of the purchase price therefor, the Preferred Securities will be fully paid and nonassessable undivided beneficial interests in the Trust Property. The Holders, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.
     (b) For so long as any Preferred Securities remain Outstanding, if, upon a Debenture Event of Default, the Debenture Trustee fails or the holders of not less than 25% in aggregate principal amount of the outstanding Debentures fail to declare the principal of all of the Debentures to be immediately due, the Holders of at least 25% in aggregate Liquidation Amount of the Preferred Securities then Outstanding shall have such right by a notice in writing to the Depositor, the Property Trustee and the Debenture Trustee; and upon any such declaration such principal amount of and the accrued interest on all of the Debentures shall become immediately due, provided that the payment of principal and interest on such Debentures shall remain subordinated to the extent provided in the Indenture.
     At any time after such a declaration of acceleration with respect to the Debentures has been made and before a judgment or decree for payment of the money due has been obtained by the Debenture Trustee as provided in the Indenture, the Holders of a Majority in Liquidation Amount of the Preferred Securities, by written notice to the Property Trustee, the Depositor and the Debenture Trustee, may rescind and annul such declaration and its consequences if:
     (i) the Depositor has paid or deposited with the Debenture Trustee a sum sufficient to pay
     (A) all overdue installments of interest (including any Additional Interest) on all of the Debentures,
     (B) the principal of (and premium, if any, on) any Debentures which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Debentures, and
     (C) all sums paid or advanced by the Debenture Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Debenture Trustee and the Property Trustee, their agents and counsel; and
     (ii) all Events of Default with respect to the Debentures, other than the non- payment of the principal of the Debentures which has become due solely by such acceleration, have been cured or waived as provided in Section 513 of the Indenture.
     The Holders of a Majority in Liquidation Amount of the Preferred Securities may, on behalf of the Holders of all the Preferred Securities, waive any past default under the Indenture or Debenture Event of Default with respect to the Debentures, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture. Upon any such waiver, such default or Debenture Event of Default shall cease to exist and any default or Debenture Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture, but no such waiver shall affect any subsequent default or impair any right consequent thereon.
     Upon receipt by the Property Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, by Holders of any part of the Preferred Securities, a record date shall be established for determining Holders of Outstanding Preferred Securities entitled to join in such notice, which record date shall be at the close of business on the day the Property Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day that is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.14(b).
     (c) For so long as any Preferred Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Declaration and the Indenture, upon the failure of the Depositor to pay interest or principal on the Debentures on the date that interest or principal is otherwise payable (except for deferrals permitted by the Indenture and this Declaration), any Holder of Preferred Securities shall have the right to institute a proceeding directly against the Depositor for enforcement of payment to such Holder of any amounts payable in respect of Debentures having an aggregate principal amount equal to the Liquidation Amount of the Preferred Securities of such Holder (a “Direct Action”). Except as set forth in Section 5.14(b) and this Section 5.14(c) or Section 7.07 of the Indenture, Holders of Preferred Securities shall have no right to exercise directly any right or remedy available to holders of, or in respect of, Debentures.
     (d) Except as otherwise provided in paragraphs (a), (b) and (c) of this Section 5.14, the Holders of a Majority in Liquidation Amount of the Preferred Securities may, on behalf of the Holders of all the Preferred Securities, waive any past default or Event of Default and its consequences. Upon such waiver, any such default or Event of Default shall cease to exist, and any default or Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Declaration, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

     Notwithstanding anything contained herein to the contrary, the Property Trustee shall not be bound, obligated or required to take any action at the request or direction of any of any Holder or Owner pursuant to this Declaration if such Holder or Owner shall not have made available to the Property Trustee, security or indemnity reasonably acceptable to the Property Trustee against the costs, expenses and liabilities, including fees and expenses of its agents and counsel) which might be incurred by it in compliance with the written request or direction.
ARTICLE VI.
ACTS OF HOLDERS; MEETINGS; VOTING
SECTION 6.1. Limitations on Voting Rights.
     (a) Except as provided in this Declaration and in the Indenture, and as otherwise required by law, no Holder of Preferred Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Holders from time to time as partners or members of an association.
     (b) So long as any Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method or place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to such Debentures, (ii) waive any past default which is waivable under Section 513 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of a Majority in Liquidation Amount of the Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Preferred Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the Holders of Preferred Securities, except by a subsequent vote of the Holders of Preferred Securities. The Property Trustee shall notify all Holders of Preferred Securities of any notice of default received from the Debenture Trustee with respect to the Debentures. In addition to obtaining the foregoing approvals of Holders of Preferred Securities, prior to taking any of the foregoing actions, the Administrative Trustees shall obtain an Opinion of Counsel experienced in such matters to the effect that such action shall not cause the Trust to be classified as other than a grantor trust or agency arrangement or cause the Trust to be taxable as a corporation for United States federal income tax purposes.
     (c) If any proposed amendment to the Declaration provides for, or the Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Preferred Securities, whether by way of amendment to this Declaration or otherwise, or (ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the terms of this Declaration, then the Holders of Outstanding Preferred Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of a Majority in Liquidation Amount of the Preferred Securities. Notwithstanding any other provision of this Declaration, no amendment to this Declaration may be made if, as a result of such amendment, it would cause the Trust to be classified as other than a grantor trust or taxable as a corporation for United States federal income tax purposes.
SECTION 6.2. Notice of Meetings.
     Notice of all meetings of the Holders of Preferred Securities, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 10.8 to each such Holder at such Holder’s address as it appears in the Securities Register as of the record date for such meeting. Such notice shall be sent, first-class mail, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.
SECTION 6.3. Meetings of Holders of Preferred Securities.
     No annual meeting of Holders is required to be held. The Administrative Trustees, however, shall call a meeting of the Holders of Preferred Securities to vote on any matter upon the written request of the Holders of record of at least 25% in aggregate Liquidation Amount of Outstanding Preferred Securities and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of the Holders of Preferred Securities to vote on any matters as to which the Holders of Preferred Securities are entitled to vote. The Holders of a Majority in Liquidation Amount of the Preferred Securities, present in person or by proxy, shall constitute a quorum at any meeting of Holders of Preferred Securities.
     If a quorum is present at a meeting, an affirmative vote by the Holders of record present, in person or by proxy, holding a Majority in aggregate Liquidation Amount of the Preferred Securities held by the Holders of record present, either in person or by proxy, at such meeting shall constitute the action of the Holders of Preferred Securities, unless this Declaration requires a lesser or greater number of affirmative votes.
SECTION 6.4. Voting Rights.
     In respect of any matter as to which a Holder is entitled to vote, such Holder shall be entitled to one vote for each Trust Security held of record by such Holder.
SECTION 6.5. Proxies, etc.
     At any meeting of Holders, any Holder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Holders of record shall be entitled to vote. When Trust Securities are held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.
SECTION 6.6. Holder Action by Written Consent.
     Any action that may be taken by Holders at a meeting may be taken without a meeting and without prior notice if Holders holding a Majority in Liquidation Amount of the Preferred Securities entitled to vote in respect of such action (or such lesser or greater proportion thereof as shall be required by any express provision of this Declaration) shall consent to the action in writing. Any action that may be taken by the Holders of all the Common Securities may be taken if such Holders shall consent to the action in writing.
SECTION 6.7. Record Date for Voting and Other Purposes.
     Except as provided in Section 5.14(b), for the purpose of determining the Holders who are entitled to notice of and to vote at any meeting or to act by written consent, or to participate in any Distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Declaration, or for the purpose of any other action, the Administrative Trustees or Property Trustee may from time to time fix a date, not more than 90 days prior to the date of any meeting of Holders or the payment of a Distribution or other action, as the case may be, as a record date for the determination of the identity of the Holders of record for such purposes.
SECTION 6.8. Acts of Holders.
     Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Declaration to be given, made or taken by Holders or Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders or Owners in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to an Administrative Trustee and the Property Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders or Owners signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Declaration and (subject to Section 8.1) conclusive in favor of the Trustees, if made in the manner provided in this Section 6.8.
     The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Trustee receiving the same deems sufficient.
     The ownership of Trust Securities shall be proved by the Securities Register.
     Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Trust Security shall bind every future Holder of the same Trust Security and the Holder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.
     Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.
     If any dispute shall arise between the Holders and the Administrative Trustees or among such Holders or Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Holder or Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.
SECTION 6.9. Inspection of Records.
     Upon reasonable prior written notice to the Administrative Trustees and the Property Trustee, the records of the Trust shall be open to inspection by any Holder during normal business hours for any purpose reasonably related to such Holder’s interest as a Holder.
ARTICLE VII.
REPRESENTATIONS AND WARRANTIES
SECTION 7.1. Representations and Warranties of the Property Trustee and the Delaware Trustee.
     The Property Trustee and the Delaware Trustee, each severally on behalf of and as to itself alone, hereby represents and warrants for the benefit of the Depositor and the Holders that:
     (a) the Property Trustee is a national banking association, duly organized, validly existing and in good standing under the laws of the United States;
     (b) the Property Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Declaration and has taken all necessary action to authorize the execution, delivery and performance by it of this Declaration;

     (c) the Delaware Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the State of United States;
     (d) the Delaware Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Declaration and has taken all necessary action to authorize the execution, delivery and performance by it of this Declaration;
     (e) this Declaration has been duly authorized, executed and delivered by the Property Trustee and the Delaware Trustee and constitutes the valid and legally binding agreement of each of the Property Trustee and the Delaware Trustee enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;
     (f) the execution, delivery and performance of this Declaration will not violate the Charter or By-laws of the Property Trustee or the Delaware Trustee;
     (g) the execution, delivery or performance by the Property Trustee or the Delaware Trustee of this Declaration does not require the consent or approval of, the giving of notice to, or the registration with and Federal or New York banking authority or agency in the case of the Property Trustee or any Federal or Delaware banking authority or agency in the case of the Delaware Trustee.
SECTION 7.2. Representations and Warranties of Depositor.
     The Depositor hereby represents and warrants for the benefit of the Holders that the Trust Securities Certificates issued on the Closing Date and the Trust Securities Certificates issued in connection with the exercise of any over-allotment option set forth in the Underwriting Agreement on behalf of the Trust have been duly authorized and will have been, duly and validly executed, issued and delivered by an Administrative Trustee pursuant to the terms and provisions of, and in accordance with the requirements of, this Declaration and the Holders will be, as of each such date, entitled to the benefits of this Declaration.
ARTICLE VIII.
THE TRUSTEES
SECTION 8.1. Certain Duties and Responsibilities.
     (a) Other than during the occurrence and continuance of an Event of Default, the Property Trustee undertakes to perform only the duties that are specifically set forth in the Amended Declaration. After an Event of Default, the Property Trustee shall exercise the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
     (b) The duties and responsibilities of the Trustees shall be as expressly provided by this Declaration and, in addition, in the case of the Property Trustee, by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Declaration shall require the Trustees to expend or risk their own funds or otherwise to incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Declaration relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section 8.1.
     (c) No provision in this Declaration shall be construed to release a Trustee from liability for his own negligent action, his own negligent failure to act, or his own willful misconduct. To the extent that, at law or in equity, a Trustee has duties (including fiduciary duties) to the Trust or to the Holders, and liabilities relating thereto, such Trustee shall not be liable to the Trust or to any Holder for such Trustee’s good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict the duties and liabilities of the Trustees otherwise existing at law or in equity, are agreed by the Depositor and the Holders to replace such other duties and liabilities of the Trustees.
     (d) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Holder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This Section 8.1(c) does not limit the liability of the Trustees expressly set forth elsewhere in this Declaration or, in the case of the Property Trustee, in the Trust Indenture Act.
     (e) No provision of this Declaration shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (i) the Property Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;
     (ii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in Liquidation Amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Declaration;
     (iii) the Property Trustee’s sole duty with respect to the custody, safe keeping and physical preservation of the Debentures and the Payment Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Declaration and the Trust Indenture Act;
     (iv) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Depositor; and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section 3.1 and except to the extent otherwise required by law; and
     (v) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Depositor with their respective duties under this Declaration, nor shall the Property Trustee be liable for the default or misconduct of the Administrative Trustees or the Depositor.
SECTION 8.2. Certain Notices.
     Within five Business Days after the occurrence of any Event of Default actually known to a Responsible Officer of the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such Event of Default to the Holders, the Administrative Trustees and the Depositor, unless such Event of Default shall have been cured or waived.
     Within five Business Days after the receipt of notice of the Depositor’s exercise of its right to defer the payment of interest on the Debentures pursuant to the Indenture, the Administrative Trustee shall transmit, in the manner and to the extent provided in Section 10.8, written notice of such exercise to the Holders and the Property Trustee, unless such exercise shall have been revoked.
SECTION 8.3. Certain Rights of Property Trustee.
     Subject to the provisions of Section 8.1:
     (a) the Property Trustee may conclusively rely and shall be fully protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) if (i) in performing its duties under this Declaration the Property Trustee is required to decide between alternative courses of action or (ii) in construing any of the provisions of this Declaration the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein or (iii) the Property Trustee is unsure of the application of any provision of this Declaration, then, except as to any matter as to which the Holders of Preferred Securities are entitled to vote under the terms of this Declaration, the Property Trustee shall deliver a notice to the Depositor requesting written instructions of the Depositor as to the course of action to be taken and the Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor; provided, however, that if the Property Trustee does not receive such instructions of the Depositor within ten Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Declaration as it shall deem advisable and in the best interests of the Holders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;
     (c) any direction or act of the Depositor or the Administrative Trustees contemplated by this Declaration shall be sufficiently evidenced by an Officers’ Certificate;
     (d) whenever in the administration of this Declaration, the Property Trustee shall deem it desirable that a matter be established before undertaking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers’ Certificate which, upon receipt of such request, shall be promptly delivered by the Depositor or the Administrative Trustees;
     (e) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or reregistration thereof;
     (f) the Property Trustee may consult with counsel (which counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Declaration from any court of competent jurisdiction;
     (g) None of the provisions of this Declaration shall require the Property Trustee to expend or risk its own funds or otherwise to incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers and, subject to Section 8.1(c), the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration at the request or direction of any of the Holders pursuant to this Declaration, unless such Holders shall have offered to the Property Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; provided, however, that, nothing contained in this Section 8.3(g) shall be taken to relieve the Property Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Declaration;
     (h) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Holders, but the Property

Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;
     (i) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents, attorneys, custodians or nominees provided that the Property Trustee shall be responsible for its own negligence or willful misconduct with respect to selection of any agent, attorney, custodian or nominee appointed by it hereunder;
     (j) whenever in the administration of this Declaration the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request instructions from the Holders of the Trust Securities which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be fully protected in acting in accordance with such instructions;
     (k) except as otherwise expressly provided by this Declaration, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Declaration;
     (l) without prejudice to any other rights available to the Property Trustee under applicable law, when the Property Trustee incurs expenses or renders services in connection with a Bankruptcy Event, such expenses (including legal fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors rights generally;
     (m) the Property Trustee shall not be deemed to have notice or be charged with knowledge of any default or Event of Default unless a Responsible Officer of the Property Trustee has actual knowledge thereof or unless written notice of such a Default is received from the Depositor, any Administrative Trustee, Debenture Trustee or a Holder by the Property Trustee at the Corporate Trust Office of the Property Trustee, and such notice references the Securities;
     (n) the rights, privileges, protections, immunities and benefits given to the Property Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Property Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and
     (o) anything in this Declaration notwithstanding, in no event shall the Property Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustees have been advised of the likelihood of such loss or damage regardless of the form of action.

     No provision of this Declaration shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty. The Delaware Trustee shall have the same rights and benefits as the Property Trustee under this paragraph and paragraphs (a) through (l) of this Section 8.3.
SECTION 8.4. Not Responsible for Recitals or Issuance of Securities.
     The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Trust, and the Trustees do not assume any responsibility for their correctness. The Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Debentures.
SECTION 8.5. May Hold Securities.
     Any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 8.8 and 8.13 and except as provided in the definition of the term “Outstanding” in Article I, may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such other agent.
SECTION 8.6. Compensation; Indemnity; Fees.
     The Depositor agrees:
     (a) to pay to the Trustees from time to time reasonable compensation for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (b) except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Declaration (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and
     (c) to the fullest extent permitted by applicable law, to indemnify, defend and hold harmless (i) each Trustee in its individual capacity, (ii) any Affiliate of any Trustee, (iii) any officer, director, shareholder, employee, representative or agent of any Trustee, and (iv) any employee or agent of the Trust or its Affiliates, (referred to herein as an “Indemnified Person”) from and against any loss, damage, liability, tax (other than income, franchise or other taxes imposed on amounts paid pursuant to paragraph (a) or (b) of this Section 8.6), penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of or in connection with the creation, existence, operation or termination of the Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Declaration, except that no Indemnified Person shall be entitled to be indemnified pursuant to this Section 8.6 in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions.
     The provisions of this Section 8.6 shall survive the termination of this Declaration. No Trustee may claim any Lien on any Trust Property as a result of any amount due pursuant to this Section 8.6.
     The Depositor and any Trustee (in the case of the Property Trustee, subject to Section 8.8) may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders of Trust Securities shall have no rights by virtue of this Declaration in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. Neither the Depositor nor any Trustee shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and the Depositor or any Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Trustee may engage or be interested in any financial or other transaction with the Depositor or any Affiliate of the Depositor, or may act as depository for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Depositor or its Affiliates.
     “Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.
SECTION 8.7. Corporate Property Trustee Required; Eligibility of Trustees.
     (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 8.7, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VIII. At the time of appointment, the Property Trustee must have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization.
     (b) There shall at all times be one or more Administrative Trustees hereunder with respect to the Trust Securities. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity. An employee, officer or Affiliate of the Depositor may serve as an Administrative Trustee.
     (c) There shall at all times be a Delaware Trustee with respect to the Trust Securities. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law, as the same now exists or as may hereafter be amended, and that shall act through one or more persons authorized to bind such entity.
SECTION 8.8. Conflicting Interests.
     If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Declaration. The Guarantee and the Indenture shall be deemed to be specifically described in this Declaration for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.
SECTION 8.9. Co-Trustees and Separate Trustee.
     Unless a Debenture Event of Default shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Holder of the Common Securities and the Administrative Trustees shall have power to appoint one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such Trust Property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in such capacity, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 8.9. If the Depositor does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case a Debenture Event of Default shall have occurred and be continuing, the Property Trustee alone shall have power to make such appointment. Any co-trustee or separate trustee appointed pursuant to this Section 8.9 shall either be (i) a natural person who is at least 21 years of age and a resident of the United States or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity.
     Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Depositor.
     Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

     (a) The Trust Securities shall be executed and delivered and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustees specified hereunder shall be exercised solely by such Trustees and not by such co-trustee or separate trustee.
     (b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.
     (c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 8.9, and, in case a Debenture Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigning or removed may be appointed in the manner provided in this Section 8.9.
     (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.
     (e) The Property Trustee shall not be liable by reason of any act or omission of a co-trustee or separate trustee.
     (f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.
SECTION 8.10. Resignation and Removal; Appointment of Successor.
     No resignation or removal of any Trustee (the “Relevant Trustee”) and no appointment of a successor Trustee pursuant to this Article VIII shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 8.11.
     Subject to the immediately preceding paragraph, the Relevant Trustee may resign at any time by giving written notice thereof to the Holders, except that no such notice shall be required in the case of resignation of an Administrative Trustee. If the instrument of acceptance by the successor Trustee required by Section 8.11 shall not have been delivered to the Relevant Trustee within 30 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Trust, any court of competent jurisdiction for the appointment of a successor Relevant Trustee.
     Unless a Debenture Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by Act of the Common Holder. The Property Trustee or the Delaware Trustee, or both of them, may be removed by Act of the Holders of a Majority in Liquidation Amount of the Preferred Securities, delivered to the Relevant Trustee (in its individual capacity and, in the case of the Property Trustee, on behalf of the Trust) (i) for cause (including upon the occurrence of an Event of Default described in subparagraphs (b) or (c) in the definition thereof with respect to the Relevant Trustee), or (ii) at any time if a Debenture Event of Default shall have occurred and be continuing. An Administrative Trustee may be removed by the Common Holder at any time. If any Trustee shall resign, be removed or become incapable of acting as Trustee, or if a vacancy shall occur in the office of any Trustee for any cause, at a time when no Debenture Event of Default shall have occurred and be continuing, the Common Holder, by Act of the Common Holder delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees, and the retiring Relevant Trustee shall comply with the applicable requirements of Section 8.11. If the Property Trustee or the Delaware Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be, at a time when a Debenture Event of Default shall have occurred and be continuing, the Preferred Holders, by Act of the Holders of a Majority in Liquidation Amount of the Preferred Securities delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees, and such successor Relevant Trustee shall comply with the applicable requirements of Section 8.11. If an Administrative Trustee shall resign, be removed or become incapable of acting as Administrative Trustee, the Common Holder by Act of the Common Holder delivered to the Administrative Trustee shall promptly appoint a successor Administrative Trustee or Administrative Trustees and such successor Administrative Trustee or Trustees shall comply with the applicable requirements of Section 8.11. If no successor Relevant Trustee shall have been so appointed by the Common Holder or the Preferred Holders and accepted appointment in the manner required by Section 8.11, any Holder who has been a Holder of Trust Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee. Notwithstanding the foregoing, the right to vote to appoint, remove or replace the Administrative Trustees is vested exclusively in the Holder of the Common Securities, and in no event will the Holders of the Preferred Securities have such right.
     The Property Trustee shall give notice of each resignation and each removal of a Trustee (other than an Administrative Trustee) known to it and each appointment of a successor Trustee (other than an Administrative Trustee) to all Holders in the manner provided in Section 10.8 and shall give notice to the Depositor. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.
     Notwithstanding the foregoing or any other provision of this Declaration, in the event any Administrative Trustee or a Delaware Trustee who is a natural person dies or becomes, in the opinion of the Depositor, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (a) the unanimous act of the remaining

Administrative Trustees if there are at least two of them or (b) otherwise by the Depositor (with the successor in each case being a Person who satisfies the eligibility requirement for Administrative Trustees or Delaware Trustee, as the case may be, set forth in Section 8.7).
SECTION 8.11. Acceptance of Appointment by Successor.
     In case of the appointment hereunder of a successor Relevant Trustee, the retiring Relevant Trustee (if, in the case of a Trustee other than the Property Trustee, requested by the Depositor) and each successor Relevant Trustee with respect to the Trust Securities shall execute and deliver an instrument wherein each successor Relevant Trustee shall accept such appointment and which (a) may contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust and (b) may add to or change any of the provisions of this Declaration as shall be necessary to provide for or facilitate the administration of the Trust by more than one Relevant Trustee, it being understood that nothing herein or in such instrument shall constitute such Relevant Trustee a co-trustee, it also being understood that no successor Relevant Trustee shall be appointed if such appointment (or the addition or changes to the provisions of this Declaration under (a) or (b) above) would cause the Trust to be treated as other than a grantor trust or agency arrangement for United States federal income tax purposes, or cause the Debentures to be treated as other than indebtedness of the Depositor. Upon the execution and delivery of such instrument, the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee; but, on request of the Trust or any successor Relevant Trustee and upon payment in full of all undisputed amounts then due and owing to such retiring Relevant Trustee, such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Trust.
     Upon request of any such successor Relevant Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.
     No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article VIII.
SECTION 8.12. Merger, Conversion, Consolidation or Succession to Business.
     Any Person into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article VIII, without the execution or filing of any paper or any further act on the part of any of the parties hereto.
SECTION 8.13. Preferential Collection of Claims Against Depositor or Trust.
     If and when the Property Trustee shall be or become a creditor of the Depositor or the Trust (or any other obligor upon the Preferred Securities), the Property Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Depositor or the Trust (or any such other obligor).
SECTION 8.14. Property Trustee may File Proofs of Claim
     In case of any receivership, conservatorship, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Trust or any other obligor upon the Trust Securities or the property of the Trust or of such other obligor or their creditors, the Property Trustee (irrespective of whether any Distributions on the Trust Securities shall then be due and payable and irrespective of whether the Property Trustee shall have made any demand on the Trust for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:
     (a) to file and prove a claim for the whole amount of any Distributions owing and unpaid in respect of the Trust Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and
     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, conservator, assignee, trustee, liquidation, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Property Trustee and, in the event the Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee.
     Nothing contained in this Section 8.14 shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or compensation affecting the Trust Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.
SECTION 8.15. Reports by Property Trustee.
     Within 60 days after March 15 of each year commencing with the first March 15 after the first issuance of Trust Securities pursuant to this Declaration, the Property Trustee shall transmit by mail to all Holders of Trust Securities as provided in Section 313(c) of the Trust Indenture

Act a brief report dated as of such March 15 if and to the extent required by Section 313(a) of the Trust Indenture Act.
SECTION 8.16. Reports to the Property Trustee.
     The Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.
SECTION 8.17. Evidence of Compliance with Conditions Precedent.
     Each of the Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Declaration that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers’ Certificate.
SECTION 8.18. Number of Administrative Trustees.
     (a) The number of Administrative Trustees shall be two, provided that the Holder of all the Outstanding Common Securities by written instrument may increase or decrease the number of Administrative Trustees. No Holder of the Preferred Securities may remove any Administrative Trustee.
     (b) If an Administrative Trustee ceases to hold office for any reason and the number of Administrative Trustees is not reduced pursuant to Section 8.17(a), or if the number of Administrative Trustees is increased pursuant to Section 8.17(a), a vacancy shall occur. The vacancy shall be filled with a Trustee appointed in accordance with Sections 8.10 and 8.11.
     (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of an Administrative Trustee shall not operate to dissolve, terminate or annul the Trust. Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Sections 8.10 and 8.11, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Agreement), shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Declaration.
     (d) The initial Administrative Trustees shall be Ann Segarra, an individual and John Mineo, an individual. Except where a requirement for action by a specific number of Administrative Trustees is expressly set forth in this Declaration, any act required or permitted to be taken by, and any power of the Administrative Trustees may be exercised by, or with the consent of, any one such Administrative Trustee.

SECTION 8.19. Delegation of Power.
     (a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.7(a), including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and
     (b) The Administrative Trustees shall have power to delegate from time to time to such of their number or to the Depositor the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of this Declaration, as set forth herein.
SECTION 8.20. Delaware Trustee.
     (a) Notwithstanding any other provision of this Declaration, the Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of the Administrative Trustees or the Property Trustee described in this Declaration. The Delaware Trustee shall be a trustee for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Statutory Trust Act.
     (b) It is expressly understood and agreed by the parties hereto that in fulfilling its obligations as Delaware Trustee hereunder on behalf of the Trust (i) any agreements or instruments executed and delivered by [•] are executed and delivered not in its individual capacity but solely as Delaware Trustee under this Declaration in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as representations, warranties, covenants, undertakings and agreements by [•] in its individual capacity but is made and intended for the purpose of binding only the Trust, and (iii) under no circumstances shall [•] in its individual capacity be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Declaration, except if such breach or failure is due to any gross negligence or willful misconduct of the Delaware Trustee.
ARTICLE IX.
TERMINATION, LIQUIDATION AND MERGER
SECTION 9.1. Dissolution upon Expiration Date.
     Unless earlier dissolved, the Trust shall automatically dissolve on [•] (the “Expiration Date”), following the distribution of the Trust Property in accordance with Section 9.4.

SECTION 9.2. Early Termination.
     The Trust shall dissolve upon the first to occur of any of the following events (an “Early Termination Event”):
     (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Holder of the Common Securities;
     (b) the written direction to the Property Trustee from the Holder of the Common Securities at any time to dissolve the Trust (which direction is optional and wholly within the discretion of the Holder of the Common Securities);
     (c) the Redemption Date on which all of the Preferred Securities are to be redeemed; and
     (d) the entry of an order for dissolution of the Trust by a court of competent jurisdiction.
SECTION 9.3. Termination.
     The respective obligations and responsibilities of the Trustees and the Trust shall terminate upon the latest to occur of the following:
     (a) the distribution by the Property Trustee to Holders upon the liquidation of the Trust pursuant to Section 9.4, or upon the redemption of all of the Trust Securities pursuant to Section 4.2, of all amounts required to be distributed hereunder upon the final payment of the Trust Securities;
     (b) the payment of any expenses owed by the Trust;
     (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Trust or the Holders; and
     (d) the filing of a certificate of cancellation with the Delaware Secretary of State in accordance with the Delaware Statutory Trust Act.
SECTION 9.4. Liquidation.
     (a) If an Early Termination Event specified in clause (a), (b) or (d) of Section 9.2 occurs, or upon the Expiration Date, the Trust shall be liquidated by the Administrative Trustees as expeditiously as the Administrative Trustees determine to be possible by distributing, after satisfaction of all claims and obligations of the Trust as provided by applicable law, to each Holder a Like Amount of Debentures, subject to Section 9.4(d). Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid mailed not later than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder’s address appearing in the Securities Register. All notices of liquidation shall:

     (i) state the CUSIP number of the Trust Securities;
     (ii) state the Liquidation Date;
     (iii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Debentures; and
     (iv) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Debentures, or if Section 9.4(d) applies receive a Liquidation Distribution, as the Administrative Trustees or the Property Trustee shall deem appropriate.
     (b) Unless Section 9.2(c) or 9.4(d) applies, in order to effect the liquidation of the Trust and the distribution of Debentures to Holders, the Property Trustee shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Debentures in exchange for the Outstanding Trust Securities Certificates.
     (c) Unless Section 9.2(c) or 9.4(d) applies, after the Liquidation Date (i) the Preferred Securities will no longer be deemed to be Outstanding, (ii) the Clearing Agency or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Debentures to be delivered upon such distribution, (iii) the Depositor shall use its best efforts to have the Debentures listed on the New York Stock Exchange or on such other exchange, interdealer quotation system or self- regulatory organization on which the Preferred Securities are then listed, (iv) any Preferred Securities Certificates representing the Preferred Securities not held by the Clearing Agency or its nominee or so surrendered for exchange will be deemed to represent a Like Amount of Debentures, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such Preferred Securities until such certificates are so surrendered for transfer or reissuance, and (v) all rights of Holders holding Trust Securities will cease, except the right of such Holders to receive Debentures upon surrender of Trust Securities Certificates.
     (d) If, notwithstanding the other provisions of this Section 9.4, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Debentures in the manner provided herein is determined by the Property Trustee not to be practical, or if an Early Termination Event specified in clause (c) of Section 9.2 occurs, then the Trust Property shall be liquidated, and the Trust shall be dissolved and wound up by the Property Trustee in such manner as the Property Trustee determines subject to applicable law. In such event, on the date of the dissolution of the Trust, except with respect to an Early Termination Event specified in clause (c) of Section 9.2, Holders will be entitled to receive out of the assets of the Trust available for distribution to Holders, after satisfaction of claims and obligations of the Trust as provided by applicable law, an amount in cash equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the “Liquidation Distribution”). If, upon any such winding up, the Liquidation

Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid pro rata based upon Liquidation Amounts. The Holder of the Outstanding Common Securities will be entitled to receive Liquidation Distributions upon any such winding up pro rata, based upon Liquidation Amount, with Holders of Preferred Securities, except that the Preferred Securities shall have a priority over the Common Securities under the circumstances provided in Section 4.3.
     (e) Following the Expiration Date or an Early Termination Event and after the completion of the winding up of the affairs of the Trust pursuant to this Section 9.4, one of the Trustees shall file a certificate of cancellation with the Delaware Secretary of State.
SECTION 9.5. Mergers, Consolidations, Amalgamations or Replacements of the Trust.
     The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any Person, except pursuant to this Article IX. At the request of the Holder of the Common Securities, with the consent of the Administrative Trustees and without the consent of the Holders of the Preferred Securities, the Property Trustee or the Delaware Trustee, the Trust may merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (“Successor Securities”) so long as the Successor Securities rank the same as the Preferred Securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity possessing the same powers and duties as the Property Trustee is appointed to hold the Debentures then held by or on behalf of the Property Trustee, (iii) the Successor Securities are listed or traded, or any Successor Securities will be listed upon notice of issuance, on the same national securities exchange or other organization on which the Preferred Securities are then listed or traded, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Property Trustee has received an Opinion of Counsel to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (viii) the Depositor or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of Holders of all Outstanding Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other Person or permit any other Person to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor Person to be taxable as a corporation or classified as other than a grantor trust or agency arrangement for United States federal income tax purposes.
ARTICLE X.
MISCELLANEOUS PROVISIONS
SECTION 10.1. Limitation of Rights of Holders.
     Except as set forth in Section 9.2, the death, incapacity, dissolution, liquidation, termination, or bankruptcy of any Person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Declaration, nor entitle the legal representatives, successors or heirs of such Person or any Holder for such Person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.
SECTION 10.2. Amendment.
     (a) This Declaration may be amended from time to time by the Property Trustee, Administrative Trustees and the Holder of all the Common Securities, without the consent of any Holders of Preferred Securities to, (i) cure any ambiguity or correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Declaration, in each case to the extent the amendment does not adversely affect the interests of any Holder of Preferred Securities in any material respect, (ii) modify, eliminate or add to any provisions of this Declaration to such extent as shall be necessary to ensure that the Debentures are treated as indebtedness of the Depositor for United States federal income tax purposes, or to ensure that the Trust will not be taxable as a corporation or will be classified for United States federal income tax purposes other than a grantor trust or agency arrangement at any times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an investment company under the 1940 Act, (iii) modify, eliminate or add to any provisions of this Declaration to such extent as shall be necessary to ensure the treatment of the Preferred Securities as Tier 1 capital under Federal Reserve rules and regulations as then in effect and applicable to the Depositor, (iv) require that Holders that are not United States Persons for United States federal income tax purposes irrevocably appoint a United States Person to exercise any voting rights to ensure that the Trust will not be treated as a foreign trust for United States federal income tax purposes, or (v) conform the terms of this Declaration to the description of the Declaration, the Preferred Securities and the Common Securities in the Prospectus Supplement. Any such amendments of this Declaration shall become effective when notice thereof is given to the Holders.

     (b) Except as provided in Section 10.2(c), any provision of this Declaration may be amended by the Trustees and the Holder of all the Common Securities with (i) the consent of Holders representing a Majority in Liquidation Amount of the Preferred Securities and (ii) receipt by the Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not cause the Trust to be taxable other than a grantor trust or agency arrangement and will not cause the Trust to be taxed as a corporation for United States federal income tax purposes or would require the Trust to register as an investment company under the 1940 Act or affect the treatment of the Debentures as indebtedness of the Depositor for United States federal income tax purposes.
     (c) In addition to and notwithstanding any other provision in this Declaration, without the consent of each affected Holder, this Declaration may not be amended to (i) change the amount or timing of any Distribution or otherwise adversely affect the amount of any Distribution required to be made as of a specified date or (ii) restrict the right of a Holder to institute suit for the enforcement of any such payment on or after such date; and notwithstanding any other provision herein, without the unanimous consent of the Holders, this Section 10.2(c) may not be amended.
     (d) Notwithstanding any other provision of this Declaration, no Trustee shall enter into or consent to any amendment to this Declaration which would cause the Trust to be taxable as a corporation or classified for United States federal income tax purposes as other than a grantor trust or agency arrangement or require the Trust to register as an investment company under the 1940 Act or that would cause the Debentures to fail or cease to be treated as indebtedness of the Depositor for United States federal income tax purposes.
     (e) Notwithstanding anything in this Declaration to the contrary, without the consent of the Depositor, this Declaration may not be amended in a manner that imposes any additional obligation or liability on the Depositor.
     (f) If any amendment to this Declaration is made, the Administrative Trustees shall promptly provide to the Depositor a copy of such amendment.
     (g) Neither the Property Trustee nor the Delaware Trustee shall be required to enter into any amendment to this Declaration that affects its own rights, duties or immunities under this Declaration. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officers’ Certificate stating that any amendment to this Declaration is in compliance with this Declaration and all conditions precedent herein provided for relating to such action have been met.
SECTION 10.3. Separability.
     If any provision in this Declaration or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.4. Governing Law.
     THIS DECLARATION AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE HOLDERS, THE TRUST AND THE TRUSTEES WITH RESPECT TO THIS DECLARATION AND THE TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS PROVISIONS. THE PROVISIONS OF SECTION 3540 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THIS TRUST.
SECTION 10.5. Waiver of Trial By Jury.
     EACH OF THE DEPOSITOR, THE TRUST, THE TRUSTEES, AND EACH HOLDER OF A TRUST SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS DECLARATION, THE TRUST SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
SECTION 10.6. Force Majeure.
     In no event shall the Property Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation strikes, work stoppages, any provision of any law or regulation or any act of any governmental authority, accidents, acts of war or terrorism, sabotage, epidemics, riots, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.
SECTION 10.7. Payments Due on Non-Business Day.
     Except as otherwise expressly provided in Article IV hereof, if the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day that is a Business Day (except as otherwise provided in Sections 4.1(a) and 4.2(d)), with the same force and effect as though made on the date fixed for such payment and no interest shall accrue for the period after such date.
SECTION 10.8. Successors.
     This Declaration shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Trust or the Relevant Trustee, including any successor by operation of law. Except in connection with a transaction that is permitted under Article Ten of the Indenture and pursuant to which the assignee agrees in writing to perform the Depositor’s obligations hereunder, the Depositor shall not assign its obligations hereunder (any purported assignment in contravention of this Section 10.6 being null and void).

SECTION 10.9. Headings.
     The Article and Section headings are for convenience only and shall not affect the construction of this Declaration.
SECTION 10.10. Reports, Notices and Demands.
     Except as otherwise provided herein, any report, notice, demand or other communication that by any provision of this Declaration is required or permitted to be given or served to or upon any Holder or the Depositor may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Holder of Preferred Securities, to such Holder as such Holder’s name and address may appear on the Securities Register; and (b) in the case of the Common Holder or the Depositor, to First Niagara Financial Group, Inc., 726 Exchange Street, Suite 618, Buffalo, New York 14210, Attention: General Counsel, facsimile no.: [•]. Such notice, demand or other communication to or upon a Holder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.
     Any notice, demand or other communication which by any provision of this Declaration is required or permitted to be given or served to or upon the Trust, the Property Trustee, the Delaware Trustee or the Administrative Trustees shall be given in writing by deposit thereof, first-class postage prepaid, in the United States mail, or by hand delivery, in each case, addressed (until another address is published by the Trust) as follows: (a) with respect to the Property Trustee to U.S. Bank Trust National Association, 300 Delaware Avenue, 9th Floor, Wilmington, DE 19801, Attention: [•]; (b) with respect to the Delaware Trustee, to U.S. Bank Trust National Association, 100 Wall Street, New York, NY 10005, Attention: Corporate Trust Administration unit; and (c) with respect to the Administrative Trustees, to them at the address above for notices to the Depositor, marked “Attention Administrative Trustees of First Niagara Financing Trust I.” Such notice, demand or other communication to or upon the Trust or the Property Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust or the Property Trustee.
SECTION 10.11. Agreement Not to Petition.
     Each of the Trustees and the Depositor agree for the benefit of the Holders that, until at least one year and one day after the Trust has been terminated in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Trust under any bankruptcy, insolvency, reorganization or other similar law (including, without limitation, the United States Bankruptcy Code) (collectively, “Bankruptcy Laws”) or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law. In the event the Depositor takes action in violation of this Section 10.9, the Property Trustee agrees, for the benefit of Holders, that, at the expense of the Depositor, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as counsel for the Trustee or the Trust may assert. The provisions of this Section 10.9 shall survive the termination of this Declaration.
SECTION 10.12. Agreed Tax Treatment of Trust and Trust Securities
     The parties hereto and, by its acceptance or acquisition of a Trust Security or a beneficial interest therein the Holder of, and any Person that acquires a beneficial interest in, such Trust Security intend and agree (i) to treat the Trust as a grantor trust for United States federal, state and local tax purposes, (ii) to treat the Trust Securities (including all payments and proceeds with respect to such Trust Securities) as undivided beneficial ownership interests in the Trust Property (and payments and proceeds therefrom, respectively) for United States federal income tax purposes, and (iii) to treat the Debentures as indebtedness of the Depositor for United States federal, state and local tax purposes. The provisions of this Declaration shall be interpreted to further this intention and agreement of the parties.
SECTION 10.13. Application of Trust Indenture Act.
     (a) This Declaration is subject to the provisions of the Trust Indenture Act that are required or deemed to be part of this Declaration and shall, to the extent applicable, be governed by such provisions.
     (b) The Property Trustee shall be the only Trustee which is a trustee for the purposes of the Trust Indenture Act.
     (c) If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Declaration by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Declaration modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Declaration as so modified or excluded, as the case may be.
     (d) The application of the Trust Indenture Act to this Declaration shall not affect the nature of the Trust Securities as equity securities representing undivided beneficial interests in the assets of the Trust.
SECTION 10.14. Acceptance of Terms of Declaration, Guarantee and Indenture.
     THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A HOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE HOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS DECLARATION AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH HOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS

DECLARATION SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH HOLDER AND SUCH OTHERS.
SECTION 10.15. Counterparts.
     This Declaration may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.
[Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Declaration as of the date first above written.

FIRST NIAGARA FINANCIAL GROUP INC., as Depositor

By:

Name:
Title:

U.S. BANK NATIONAL ASSOCIATION

For: U.S. Bank National Association, not in its individual capacity, but solely in its capacity as Property Trustee, Paying Agent and Securities Registrar

By:

Name:
Title:

By:

Name:
Title:

U.S Bank Trust National Association, not in its individual capacity, but solely in its capacity as Delaware Trustee

By:

Name:
Title:

By:

Name:
Title:

Name:
as Administrative Trustee

Name:
as Administrative Trustee
[Signature Page to Amended & Restated Declaration of Trust]

EXHIBIT A
CERTIFICATE OF TRUST
OF FIRST NIAGARA FINANCING TRUST [I/II/III]
[Insert Certificate of Trust]

A-1

EXHIBIT B
THIS CERTIFICATE IS NOT TRANSFERABLE OTHER THAN IN
ACCORDANCE WITH SECTION 5.10 OF THE DECLARATION
(AS DEFINED BELOW)

CERTIFICATE NUMBER ___	NUMBER OF COMMON SECURITIES ___
CERTIFICATE EVIDENCING COMMON SECURITIES
OF
FIRST NIAGARA FINANCING TRUST [I/II/III]
[•]% COMMON SECURITIES
(LIQUIDATION AMOUNT $[•] PER COMMON SECURITY)
     First Niagara Financing Trust [I/II/III], a statutory trust created under the laws of the State of Delaware (the “Trust”), hereby certifies that FIRST NIAGARA FINANCIAL GROUP, INC., a Delaware corporation (the “Holder”), is the registered owner of ___common securities of the Trust, representing undivided common beneficial interests in the assets of the Trust and designated the [•]% Common Securities (Liquidation Amount $[•] per Common Security) (the “Common Securities”). Except as provided in Section 5.10 of the Declaration (as defined below) the Common Securities are not transferable and any attempted transfer hereof other than in accordance therewith shall be null and void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Declaration of Trust of the Trust, dated as of [•], as the same may be amended from time to time (the “Declaration”), including the designation of the terms of the Common Securities as set forth therein. The Trust will furnish a copy of the Declaration to the Holder without charge upon written request to the Trust at its principal place of business or registered office.
     BY RECEIPT AND ACCEPTANCE OF THIS CERTIFICATE, THE HOLDER AGREES TO BE BOUND BY THE DECLARATION AND IS ENTITLED TO THE BENEFITS THEREUNDER.
     This Common Securities Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.
     Terms used but not defined herein have the meanings set forth in the Declaration.

B-1

     IN WITNESS WHEREOF, the undersigned Administrative Trustee of the Trust has executed this certificate as of the ___day of                     ,                     .

FIRST NIAGARA FINANCING TRUST [I/II/III]
By:
Name:
	Title:	Administrative Trustee

B-2

EXHIBIT C
[Form of Preferred Securities Certificate]
     [IF THE PREFERRED SECURITY IS TO BE A GLOBAL PREFERRED SECURITIES INSERT— This Preferred Security is a Global Preferred Security within the meaning of the Declaration hereinafter referred to and is registered in the name of The Depository Trust Company (the “Depository”) or a nominee of the Depository. This Preferred Security is exchangeable for Preferred Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Declaration and no transfer of this Preferred Security (other than a transfer of this Preferred Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.
     Unless this Preferred Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York) to First Niagara Financing Trust [I/II/III] or its agent for registration of transfer, exchange or payment, and any Preferred Security issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

CERTIFICATE NUMBER	NUMBER OF PREFERRED SECURITIES___
P- [ ]	CUSIP NO. •
CERTIFICATE EVIDENCING PREFERRED SECURITIES
OF
FIRST NIAGARA FINANCING TRUST [I/II/III]
[•]% TRUST PREFERRED SECURITIES,
(LIQUIDATION AMOUNT $[•] PER PREFERRED SECURITY)
     First Niagara Financing Trust [I/II/III], a statutory trust created under the laws of the State of Delaware (the “Trust”), hereby certifies that Cede & Co. (the “Holder”) is the registered owner of                      preferred securities of the Trust representing an undivided preferred beneficial interest in the assets of the Trust and designated the First Niagara Financing Trust [I/II/III] [•]% Trust Preferred Securities (Liquidation Amount $[•] per Preferred Security) (the “Preferred Securities”). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Declaration (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Declaration of Trust of the Trust, dated as of [•], as the same may be amended from time to time (the “Declaration”), including the designation of the terms of Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by First Niagara Financial Group, Inc., a Delaware corporation, and [•], as guarantee trustee, dated as of [•] (the “Guarantee”), to the extent provided therein. The Trust will furnish a copy of the Declaration and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.
     This Preferred Securities Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.
     All capitalized terms used but not defined in this Preferred Securities Certificate are used with the meanings specified in the Declaration, including the Exhibits thereto.
     BY RECEIPT AND ACCEPTANCE OF THIS CERTIFICATE, THE HOLDER AGREES TO BE BOUND BY THE DECLARATION AND IS ENTITLED TO THE BENEFITS THEREUNDER.
     BY RECEIPT AND ACCEPTANCE OF THIS CERTIFICATE, THE HOLDER AGREES (I) TO TREAT THE TRUST AS A GRANTOR TRUST FOR UNITED STATES FEDERAL, STATE AND LOCAL TAX PURPOSES, (II) TO TREAT THE TRUST SECURITIES (INCLUDING ALL PAYMENTS AND PROCEEDS WITH RESPECT TO SUCH TRUST SECURITIES) AS UNDIVIDED BENEFICIAL OWNERSHIP INTERESTS IN THE TRUST PROPERTY (AND PAYMENTS AND PROCEEDS THEREFROM, RESPECTIVELY) FOR UNITED STATES FEDERAL, STATE AND LOCAL TAX PURPOSES, AND (III) TO TREAT THE DEBENTURES AS INDEBTEDNESS OF THE DEPOSITOR FOR UNITED STATES FEDERAL, STATE AND LOCAL TAX PURPOSES.
     THE PREFERRED SECURITIES ARE NOT SAVINGS ACCOUNT DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR NONBANK SUBSIDIARY THEREOF, AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.
     IN WITNESS WHEREOF, the undersigned Administrative Trustee of the Trust has executed this certificate as of the ___ day of                     ,                     .

FIRST NIAGARA FINANCING TRUST [I/II/III]
By:
Name:
	Title:	Administrative Trustee

(TRUSTEE’S CERTIFICATE OF AUTHENTICATION)

     This is one of the Preferred Securities referred to in the within-mentioned Declaration.

[•] FOR [•] AS TRUSTEE
By:
Authorized Officer

ASSIGNMENT
     FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security to:
     (Insert assignee’s social security or tax identification number)
     (Insert address and zip code of assignee) and irrevocably appoints agent to transfer this Preferred Securities Certificate on the books of the Trust. The agent may substitute another to act for him or her.
Date:
Signature:
(Sign exactly as your name appears on the other side of this Preferred Security Certificate)
     The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

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